As filed with the SEC on March 17, 2011	Registration No. 333-162657

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

PRE-EFFECTIVE AMENDMENT NO. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

SPAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	SPAR Group, Inc.
(State or other jurisdiction of incorporation or organization)	560 White Plains Road, Suite 210
Tarrytown, New York 10591
33-0684451	(914) 332-4100
(I.R.S. Employer Identification No)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Notices and Communications to:	Copies to:
James R. Segreto Chief Financial Officer, Treasurer and Secretary SPAR Group, Inc. 560 White Plains Road, Suite 210 Tarrytown, New York 10591 (914) 332-4100	Lawrence David Swift, Esq. Troutman Sanders LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174-0700 (212) 704-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market considerations and other factors.
________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
__________________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share:
Primary Offering – SPAR Group, Inc.	2,000,000 (1)	(1)	$8,000,000 (1)	$446.40 (1)
Secondary Offering – Robert G. Brown	500,000 (1)	(1)	$2,000,000 (1)	$111.60 (1)
Secondary Offering- William H. Bartels	500,000 (1)	(1)	$2,000,000 (1)	$111.60 (1)
TOTAL	3,000,000 (1)	(1)	$12,000,000 (1)	$669.60 (1)

___________________
(1)
An indeterminate number of shares of common stock of SPAR Group, Inc. ("SGRP"), may be sold from time to time by SGRP and the selling stockholders, Robert G. Brown and William H. Bartels (each a "Selling Stockholder").  Each Selling Stockholder may be selling shares for his own benefit or as trustee of a non-SGRP retirement plan.  For each six shares sold, SGRP and the Selling Stockholders currently contemplate that four shares will be sold by SGRP, one share will be sold Mr. Brown and one share by Mr. Bartels, although each has reserved the right to sell fewer shares.  The amount to be registered and maximum aggregate offering price have been estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.  In no event will the aggregate offering price of all securities issued from time to time by SGRP pursuant to this registration statement exceed $8,000,000 (without amendment and payment of any required additional fee) or such lesser maximum amount as may be then permitted under General Instruction I.B.6 of this Form S-3 during the applicable period, and in no event will the aggregate offering price of all securities sold from time to time by each Selling Stockholder pursuant to this registration statement exceed $2,000,000 (without amendment and payment of any required additional fee).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

SPAR Group, Inc. ("we" or the "Registrant"), has filed with the Securities and Exchange Commission (the "SEC") this Pre-Effective Amendment No. 2 on Form S-3/A on March 17, 2011 (this "Second Amendment"), to its Registration Statement on Form S-3  originally filed with the SEC on October 23, 2009 (the "Original Filing"), as amended by Pre-Effective Amendment No. 1 on Form S-3/A as filed with the SEC on February 7, 2011 (the "First Amendment", and as the Original Filing was amended by the First Amendment, the "Existing Filing"), and as amended by this Second Amendment (the Existing Filing, as amended by this Second Amendment, will be referred to as the "Registration Statement"), in order to amend and completely restate and supersede the Existing Filing (other than the Exhibits thereto incorporated by reference into this Second Amendment).

[Front Cover of Prospectus]
The information in this Prospectus is not complete and may be changed. No one may sell these securities until the Registration Statement to sell them we filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale of these securities is not permitted.

PROSPECTUS	Subject to completion, dated March [__], 2011
SPAR Group, Inc.
560 White Plains Road, Suite 210
Tarrytown, New York 10591
(914) 332-4100

3,000,000 shares
Common Stock

We have registered shares of Common Stock issued by us (our "Common Stock") for offer and sale, from time to time, by us in the maximum amount of 2,000,000 shares and by the selling stockholders identified below (each a "Selling Stockholder") in the maximum amount of 1,000,000 shares pursuant to this prospectus (as amended, this "Prospectus"), either separately or in one or more offerings, and we and they may continue to sell our Common Stock in other lawful ways. Each Selling Stockholder may be selling shares owned by him for his own benefit or as trustee of a non-SGRP retirement plan.  For each six shares sold, SGRP and the Selling Stockholders currently contemplate that four shares will be sold by SGRP, one share will be sold Mr. Brown and one share by Mr. Bartels, although each has reserved the right to sell fewer shares. We will specify in the applicable prospectus supplement (each a "Prospectus Supplement") more specific information about each offering under this Prospectus. The aggregate initial offering price of all securities sold under this Prospectus by us will not exceed $8,000,000, or such lesser amount as we may be permitted at the time of a particular offering to sell under General Instruction I.B.6 of Form S-3, and by each Selling Stockholder will not exceed $2,000,000 (or $4,000,000 in the aggregate for all of them).

We and the Selling Stockholders may from time to time offer and sell these securities at prices determined or negotiated by us (in consultation with the Selling Stockholders – see "Plan Of Distribution" on page 25, below), which prices may (and most likely will) vary from time to time and may be less than its market price, directly to investors or through underwriters, dealers or agents.  One or more underwriters or dealers may make a market in our common stock, but they will not be obligated to do so and may discontinue market making at any time without notice to anyone.

Our Common Stock has a par value $0.01 per share, and we are authorized to issue 47,000,000 shares of our Common Stock.  Our common stock is traded on the Nasdaq Capital Market ("Nasdaq") under the symbol "SGRP".  On March 11, 2011: our Common Stock closing price was $1.95 per share; there were 19,923,292 shares of our Common Stock issued and outstanding in the aggregate and having an aggregate market value of $38,850,419; there were 21,101,161 shares of our Common Stock beneficially owned in the aggregate, which beneficial ownership included all such outstanding shares and all shares beneficially owned under currently exercisable warrants and vested options; and there were 5,885,161 shares of our Common Stock beneficially owned by our non-affiliates in the aggregate (i.e., our public float), which float included shares beneficially owned under currently exercisable warrants and vested options and had an aggregate market value of $11,476,063.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date hereof.

We cannot give any assurance as to the future liquidity of the trading market for our Common Stock.  Although our Common Stock is traded on Nasdaq, the trading volume in such stock has often been and may be limited, our Common Stock may be delisted from Nasdaq as a result of its recent trading prices, and an investment in our securities may be illiquid because our co-founders own over 62.4% of our Common Stock.  See "Risk Factors" on pages 5 and 21-24.

Each time we and the Selling Stockholders offer securities pursuant to this Prospectus, we will provide a Prospectus Supplement containing more specific information about the particular securities, offering and distribution and attach it to this Prospectus, and that supplement will include the names of any underwriters, dealers or agents and their compensation.  The information contained in this Prospectus will be supplemented, modified or updated by the information contained in our Prospectus Supplements and in the later documents we have incorporated by reference in this Prospectus.  This Prospectus may not be used to offer or sell securities without a Prospectus Supplement that includes a description of the method and terms of the offering.

Investing in our Common Stock involves numerous risks. See "Risk Factors" on pages 5 and 21-24.

You should rely only on the information contained or expressly incorporated by reference in this Prospectus, including each applicable Prospectus Supplement and incorporated report or other filing by us with the SEC.  No one is authorized to provide you with any different or inconsistent information.  If they do, you should not rely on it.  You cannot assume that any information in this Prospectus would be accurate for other than the specified dates and periods, since the corresponding information for later dates and periods may be materially different.

This Prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale of these securities is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.

Any representation to the contrary is a criminal offense.

The date of this Prospectus is March [__], 2011.

[Inside Front Cover of Prospectus]
Table Of Contents

SPAR Group, Inc.	Prospectus	March __, 2011

About This Prospectus

SPAR Group, Inc., and its subsidiaries supply merchandising and other marketing services inside and outside the United States.  "SGRP" means SPAR Group, Inc.  The terms "we," "us," "our," "ours" or the "Company" may refer to just SGRP (e.g., descriptions of stock, by-laws and the like) or to SGRP and its subsidiaries, as the context may require. The selling stockholders identified below may be referred to individually as a "Selling Stockholder" and collectively as "they", "them" or the "Selling Stockholders".  The term "Common Stock" means the common stock, $0.01 par value, issued by us (as more fully described below in "Our Capital Stock" on pages 8-13), whether being sold by us or them.

This Prospectus is part of a registration statement on Form S-3 that we first filed on October 23, 2009, and amended on February 7, 2011, March 17, 2011, and ________ ___, 2011 (as amended, our "2011 S-3 Registration Statement"), with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration.  Our S-3 Registration Statement became effective on ________ ___, 2011, the date of this Prospectus.  Under this shelf process, we and the Selling Stockholders may, from time to time, offer and sell in one or more offerings the securities described in this Prospectus as supplemented, modified, amended, restated or otherwise updated from time to time (this "Prospectus").  Each time we and they offer securities pursuant to this Prospectus, we will provide a supplement to this Prospectus that containing specific information about the terms and conditions of that offering (as supplemented, modified, amended, restated or otherwise updated from time to time, a "Prospectus Supplement").  The information contained and incorporated by reference in this Prospectus also will be automatically supplemented, modified, updated or superseded by all applicable information contained in an applicable Prospectus Supplement or any new SEC Report (as defined below) as filed with the SEC.

You should carefully read this Prospectus, any applicable Prospectus Supplement, our Annual Report, Quarterly Reports, Proxy Statement, Governing Documents and other documents incorporated in this Prospectus by reference, as well as our most recent SEC Reports filed after such Annual Report and Quarterly Reports, as described and defined under the heading "Where You Can Find More Information" on pages 6 through 8, below.

You should rely only on the information contained or expressly incorporated by reference in this Prospectus, including each applicable Prospectus Supplement and incorporated SEC Report.  No one is authorized to provide you with any different or inconsistent information.  If anyone provides you with different or inconsistent information, you should not rely on it.

You cannot assume that any information in this Prospectus, any Prospectus Supplement or any SEC Report would be accurate for other than the specified dates and periods, since the corresponding information for later dates and periods may be materially different.  Our assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results, risks or condition, or our governance, management or affiliated transactions, may have changed (in whole or in part) since those applicable dates or periods and those changes may have been material and adverse.

We and the Selling Stockholders are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Summary of Our Offering

Sales of Common Stock

Shares of Common Stock from time to time may be offered and sold pursuant to this Prospectus by us and the Selling Stockholders, either separately or in one or more offerings.  We and they currently contemplate that for each six shares sold pursuant to this Prospectus, four shares will be sold by us, one share will be sold Mr. Brown and one share will be sold by Mr. Bartels, although each of them has reserved the right to sell fewer shares.  All shares of Common Stock sold by us will be newly issued.  The shares of Common Stock being resold by Mr. Brown and Mr. Bartels individually were acquired by them in 1999 as consideration for the merger of their companies into SGRP.  Each Selling Stockholder may be selling shares as trustee of a non-SGRP retirement plan, and if sold by him as trustee on behalf of such plan, we will identify such plan and the amount of its Common Stock being sold by him as trustee in a Supplemental Prospectus.

Maximum Value and Number of the Shares to be Offered under this Prospectus:

We will be offering and selling shares of Common Stock pursuant to this Prospectus and our S-3 Registration Statement in accordance with General Instruction I.B.6 of Form S-3, which permits us to use Form S-3 to sell securities during any

SPAR Group, Inc.	Prospectus	March __, 2011

12 month period having an aggregate market value of no more than one-third of the aggregate market value of the voting and non-voting common equity held by our non-affiliates.  On March 11, 2011, our Common Stock closing price was $1.95 per share, there were 19,923,292 shares of our Common Stock issued and outstanding in the aggregate and having an aggregate market value of $38,850,419, and there were 5,885,161 shares of our issued and outstanding Common Stock held by our non-affiliates in the aggregate (i.e., our public float), which float includes shares currently obtainable under warrants, vested options and preferred shares, and having an aggregate market value of  $11,476,063, so the maximum value of our offering under this Registration Statement would be limited to approximately $3,825,316 in proceeds or 1,961,701 shares (and the maximum sales by Mr. Brown and Mr. Bartels will be proportionally reduced accordingly).  However, if there is an increase in either the market price of our stock or the number of shares held by our non-affiliates, or both, the maximum value of our offering under that rule also would increase.  Conversely, decreases in them would cause the maximum value of our offering and remaining availability of sale value under that rule to likewise decrease (which may stop further sales but would not affect previously permitted sales).

Sales of our Common Stock or other securities not made under General Instruction I.B.6 (including other applicable S-3 categories, private placements and S-1 offerings)and any and all sales made by the Selling Stockholders (under this Prospectus, Rule 144 or otherwise) do not count against our maximum or remaining availability under General Instruction I.B.6 of Form S-3.

In any event, the aggregate initial offering price and the aggregate number of the shares sold under this Prospectus by us will not exceed $8,000,000 and 2,000,000 shares, and by each Selling Stockholder will not exceed $2,000,000 and 500,000 shares (or $4,000,000 and 1,000,000 shares in the aggregate for all of them), without the amendment of our 2011 S-3 Registration Statement and payment of the required additional registration fees.

Selling Stockholders:

The Selling Stockholders are Robert G. Brown and William H. Bartels, who are our co-founders and are directors, executive officers (Chairman and Vice-Chairman, respectively) and significant stockholders of ours.  Their current beneficial ownership, maximum proposed sales and minimum retained beneficial ownership amounts of our Common Stock are set forth in the following table.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)		Maximum Number of Shares Being Offered	Minimum Number of Shares Beneficially Owned After Offering (2)
	Number	Percent		Number	Percent

Robert G. Brown	7,678,289	36.4%	500,000	7,178,289	31.0%

William H Bartels	5,490,505	26.1%	500,000	4,990,505	21.6%

Total	13,168,794	62.4%	1,000,000	12,168,794	52.6%

(1)
Beneficial ownership at March 11, 2011, which is based on a total beneficial ownership of 21,101,161 shares and includes all issued and outstanding shares and all shares beneficially owned under currently exercisable warrants and vested options.

(2)
Pro forma beneficial ownership following and assuming the sale of the maximum number of shares offered by us and the Selling Stockholders (i.e., 3,000,000 shares), which is based on a pro forma total beneficial ownership of 23,101,161 shares following such sales (which will increase the March 11, 2011, beneficial ownership number by the 2,000,000 newly issued shares we sell) and includes all issued and outstanding shares and all shares beneficially owned under currently exercisable warrants and vested options (assuming they will be unchanged).

Mr. Brown beneficially owns approximately 36.4%, Mr. Bartels beneficially owns approximately 26.1% , and they own approximately 62.4% in the aggregate of our Common Stock as of March 11, 2011 (see footnote (1), above).  If we and the Selling Stockholders sell the maximum number of shares contemplated under this Prospectus (2,000,000 shares by us and 500,000 shares by each Selling Stockholder), a then upon completion of all such sales, Mr. Brown will continue to beneficially own at least  31.0%, Mr. Bartels will continue to beneficially own at least 21.6%, and Mr. Brown and Mr. Bartels will continue to beneficially own in the aggregate at least 52.6% of our Common Stock then beneficially owned on a pro forma basis (see footnote (2), above).  See "Significant Holders of Our Stock" on page 10, "Affiliate Series A Preferred Stock Purchases, Ownership and Conversion" on page 13, and "Risks Related to Our Significant Stockholders: Potential Voting Control and Conflicts" on page 23, below.

SPAR Group, Inc.	Prospectus	March __, 2011

Each Selling Shareholder has an address at c/o the SPAR Group, 560 White Plains Road, Suite 210, Tarrytown, New York 10591, and can be reached at (914) 332-4100.  Please see their biographies in our Proxy Statement for our Annual Stockholders Meeting in May of 2010, on pages 4 and 5, which are incorporated by reference into this Prospectus.

Each Selling Stockholder may be selling shares for his own benefit or as trustee of a non-SGRP retirement plan, and if sold by him as trustee on behalf of such plan, we will identify such plan in a Supplemental Prospectus.  We have been advised by each that as trustee he exercises voting and investment control over such plan shares.

Our Determination of Offering Prices; Dilution

We from time to time will determine (in consultation with the Selling Stockholders) the price per share at which particular shares our Common Stock will be sold, which may and likely will vary over time and may be negotiated or based directly or indirectly on the market price of our Common Stock at the time.  We will specify the price(s), share amount, expected net proceeds, manner of distribution and other terms of each offering in the applicable Prospectus Supplement.  We will try to maximize the net proceeds we receive in each sale, and we hope to sell the Common Stock for more than our net book value per share (and thus avoid diluting the existing equity of our existing stockholders by our sales of newly issued Common Stock), but there can be no assurance that we will be able to do so.  The Selling Stockholders are reselling shares of Common Stock that are already issued and outstanding, and those sales cannot dilute or otherwise affect the existing equity of our existing stockholders.  See "Sales and Distributions" and "Risks of Dilution", below.

Sales and Distributions:

The securities under this Prospectus may be offered and sold directly to investors (which may include our management or other affiliates) or through underwriters, dealers or agents as we may determine from time to time.  If we designate or engage any underwriter, dealer or agent in such offering, we will identify them and their compensation in the applicable Prospectus Supplement.  Although we from time to time will consult with the Selling Stockholders on pricing and may consult with them on other matters, we will make (and they have agreed to accept) all pricing and other decisions applicable to the offer and sale of the securities under this Prospectus other than their expressly reserved rights (which include the reduction of his maximum and proportional participations in any sale).  We are paying the professional and other expenses related to our 2011 S-3 Registration, this Prospectus and each Supplemental Prospectus.  However, each Selling Stockholder will pay for any counsel or other professional representation separately engaged by him, and all commissions, discounts, concessions or other compensation to be paid to or received by any underwriter, dealer or agent engaged by us will be paid by us and the Selling Stockholders in proportion to the number of their shares involved. See "Plan Of Distribution" on pages 25 through 27 of this Prospectus.

Our SEC Reports:

Our most recent SEC Reports are part of this Prospectus, as described below, and contain important information you should review before you purchase any of our securities, including our consolidated financial statements and information and various risk factors, pertaining to (among other things)  us, our assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation and other achievements, results or condition, our governance, management and affiliated transactions, and your potential investments in our Common Stock.  See "Where You Can Find More Information" on pages 6 through 8, below.

Risk Factors:

There are various risks associated with investing in our Common Stock, as more fully described or incorporated by reference in this Prospectus under "Risk Factors" on pages 21 through 24 below and in any applicable Prospectus Supplement.  Before you purchase any of our securities, you should carefully consider each of those risk factors and their potential (if realized) to have a material and adverse effect on our assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results, risks or condition or your potential investment in our Common Stock.

Those risk factors include (without limitation) those respecting the potential Nasdaq delisting of our Common Stock, the current illiquidity of our Common Stock due to (among other things) the large block of voting shares held by our co-founders and periodic low trading volumes, the legal preferences given to our creditors and preferred stockholders over the holders of our Common Stock, the potential for dilution from other sales of our Common Stock, our policy of retaining all earnings for additional working capital (and not paying dividends), our dependence on large customers and retail chains and their continuing to outsource of their merchandising and marketing services, our periodic losses and

SPAR Group, Inc.	Prospectus	March __, 2011

financial covenant violations, any inability to develop, implement or market new products, any inability to identify, finance, acquire or successfully integrate new acquisitions, and the additional risks associated with our international division (including potential local liabilities, our dependence on and the uncertainties involved in having material local investors, foreign currency fluctuations, and the generally higher difficulties and risks associated with international business).

Use Of Proceeds

Unless we state otherwise in an applicable Prospectus Supplement, we intend to use the net proceeds from our sale of the securities offered by us under this Prospectus for general corporate purposes. General corporate purposes may include financing of capital expenditures, future acquisitions and strategic investment opportunities, additions to working capital and repayment of existing indebtedness.  Pending our application of net proceeds, we expect to temporarily invest such net proceeds by repaying our revolving line of credit and in short term money market investments.  The Selling Stockholders will receive all of the net proceeds from their sale of the securities offered by them under this Prospectus, and we will not receive any of their net proceeds.

Where You Can Find More Information

Our SEC Reports:

SGRP files annual, quarterly and current reports, proxy statements and other information with the SEC (our "SEC Reports") under the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended (the "Securities Act"), the Securities and Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended (the "Exchange Act"), and other applicable federal and state securities laws, and the rules and regulations promulgated thereunder, as amended (including the Securities Act and Exchange Act, collectively, "Securities Law").  This Prospectus is a part of our registration statement on Form S-3 filed under the Securities Act with respect to the referenced securities (including exhibits, and as amended, our "2011 S-3 Registration Statement").  This Prospectus does not contain all of the information included in our 2011 S-3 Registration Statement or its exhibits.

Our SEC Reports contain important information pertaining to (among other things) us, our assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results, risks or condition, our governance, management or affiliated transactions, or your potential investment in our Common Stock, and you should always review our most recent SEC Reports.  Our SEC Reports generally are located in SEC file number 0-27824.  Our SEC Reports include:

(i)	our Annual Reports on Form 10-K for the referenced year or years, as amended;
(ii)	our annual Proxy Statements in accordance with Schedule 14A for our Annual Meeting of Stockholders in the referenced year or years;
(iii)	our Quarterly Reports on Form 10-Q for the reference quarter or quarters following the year reported in the most recent Annual Report, as amended;
(iv)	our Current Reports on Form 8-K containing various informational updates and supplements following the year reported our most recent Annual Report;
(v)	our 2011 S-3 Registration Statement (including its exhibits and the documents incorporated by reference into it); and
(vi)
our Offer to Exchange Certain Outstanding Stock Options for New Stock Options dated August 24, 2009,  as filed with the SEC in our Schedule TO on August 25, 2009, together with its exhibits and incorporated documents (as amended, our "2009 Exchange Schedule").

Our Annual Report respecting our 2010 fiscal year, our Proxy Statement for our Annual Stockholders Meeting in May of 2010, our 2009 Exchange Schedule, and the exhibits to our 2011 S-3 Registration Statement are incorporated by reference into and are part of this Prospectus and our 2011 S-3 Registration Statement.

The information contained in this Prospectus (whether stated or incorporated by reference) is limited to the date of this Prospectus or the applicable date in the relevant document incorporated by reference, as applicable, and may have changed.  SEC Reports filed with the SEC after the date hereof may supplement, modify, update or supersede information contained in this Prospectus, our 2011 S-3 Registration Statement or earlier SEC Reports.

SPAR Group, Inc.	Prospectus	March __, 2011

Our Certificate of Incorporation, By-Laws and other Governing Documents

Each of the following certificates, designations, by-laws, charters and policies (collectively, our "Governing Documents"): (a) our Certificate of Incorporation dated and filed with the Delaware Secretary of State on November 29, 1995, as amended; (b) our Amended and Restated By-Laws dated as of May 18, 2004, as amended; (c) our Certificate of Designation of Series "A" Preferred Stock of SPAR Group, Inc., as approved and adopted by our Board on March 27, 2008, and filed with the Secretary of State of the State of Delaware on March 28, 2008; (d) each other certificate of designation respecting any other series of our preferred stock, as and when approved and adopted by our Board and filed with the Delaware Secretary of State; and (e) each of our charters and policies as and when adopted by our Board, including those listed in Exhibits 3.3 through 3.7 and 14.1 and 14.2 to our S-3 Registration Statement, as amended.  Each such document and defined term shall mean as and when adopted and as and when amended, restated and replaced or otherwise updated in any filing with the Delaware Secretary of State or the SEC, whether before or after the date of this Prospectus.  Each share of our Common Stock is subject to and governed by our Governing Documents.

Incorporation of Documents by Reference:

Our Governing Documents (listed above), our Annual Report respecting our 2010 fiscal year, our Proxy Statement for our Annual Stockholders Meeting in May of 2010, our 2009 Exchange Schedule, and the exhibits to our 2011 S-3 Registration Statement, as well as those documents specifically incorporated by reference elsewhere in this Prospectus or in any applicable Prospectus Supplement, have all been incorporated by reference into this Prospectus and our 2011 S-3 Registration Statement.

Securities Law permits us to "incorporate by reference" certain information from other specified documents into this Prospectus and our filings with the SEC, which means we can disclose important information in this Prospectus or such filings by referring to those documents and the important information they may contain. The information "incorporated by reference" is considered to be part of this Prospectus and our 2011 S-3 Registration Statement.  However, later information filed with the SEC may supplement, modify, update and supersede any information incorporated in this Prospectus by reference, as more fully described below. This means you must review the documents incorporated in this Prospectus by reference and later SEC Reports for you to understand this Prospectus, our assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results, risks or condition, our governance, management or affiliated transactions, and the risks of your potential investment in our Common Stock, in each case to the same degree as if all of the important information contained in those incorporated documents had been repeated in this Prospectus.

Any information contained or deemed contained at any time in this Prospectus or our 2011 S-3 Registration Statement, including any information incorporated by reference or repeated or summarized from any document incorporated in this Prospectus by reference, will from time to time be automatically and simultaneously updated and supplemented, modified, updated or superseded by the corresponding or other applicable information contained (i) in this Prospectus or our 2011 S-3 Registration Statement, as most recently amended, or (ii) in any later filed document or other SEC Report. This Prospectus and our 2011 S-3 Registration Statement shall be deemed to include such modified information, as and when filed and to the extent applicable, and thereafter shall not include or be deemed to include the older information to the extent so supplemented, modified, updated or superseded by such modified information.

Obtaining and Reviewing Our Governing Documents, SEC Reports and other Incorporated Documents.

At our web site, www.sparinc.com, you can review and download the most current versions of this Prospectus and our 2011 S-3 Registration Statement, our most recent Proxy Statement, Annual Report and Quarterly Reports and subsequent SEC Reports under the SEC Filings sub-tab of the Investor Relations tab.  You also can review and download our Governing Documents under the Corporate Governance sub-tab of the Investor Relations tab.  Only certain of our SEC Reports (as specified above) and our Governing Documents are incorporated in this Prospectus by reference, and no other information posted on or linked to our web site is incorporated by reference in or otherwise in any way included in or part of this Prospectus.  References to our web site are for address and technical purposes only and should not be considered to be a part of this Prospectus.

You also can obtain free copies of any document incorporated by reference into this Prospectus, as well as a current list of such incorporated documents, from our Chief Financial Officer, James R. Segreto, who you may contact by mail at SPAR Group, Inc., 560 White Plains Road, Suite 210, Tarrytown, New York 10591, by phone at (914) 332-4100, by fax at (914) 332-0741, or by email at jsegreto@sparinc.com.

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You also may read and copy our 2011 S-3 Registration Statement, each of our SEC Reports and any other document that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington D.C.  20549.  You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

Forward Looking Statements:

Information contained in this Prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act (as defined below) and Section 21E of the Exchange Act (as defined below), including (without limitation) the statements contained in or incorporated by reference from our SEC Reports (as defined below) under the headings "Use of Proceeds", "Our Capital Stock", "Risk Factors", "Our Business" and "Our Financial Information".  You can identify forward-looking statements in such information by our use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue" or similar words or variations or negatives of those words.  You should carefully consider all such information (and the risks and other cautions noted in this Prospectus or our SEC Reports) that could cause our actual assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results, risks or condition to differ materially from those anticipated by us and described in the information in our forward-looking statements, whether express or implied, as our anticipations are based upon our plans, intentions and best estimates and (although we believe them to be reasonable) involve known and unknown risks, uncertainties and other factors that could cause them to fail to occur or be realized or to be materially and adversely different from those we anticipated.

Although we believe that our plans, intentions and estimates reflected or implied in such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or estimates will be achieved in whole or in part, that we have identified all potential risks, or that we can successfully avoid or mitigate such risks in whole or in part. You should carefully review the risk factors described below (see "Risk Factors" on pages 21 through 24, below) and any other cautionary statements contained or incorporated by reference in this Prospectus.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by all such Risk Factors and other cautionary statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this Prospectus, the date of any Prospectus Supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the SEC Report or other filing that includes such statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may arise or affect us.  Over time, our actual assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results, risks or condition will likely differ from those expressed or implied by our forward-looking statements, and such difference could be significant and materially adverse to us and the value of your investment in our Common Stock.

We do not intend or promise, and we expressly disclaim any obligation, to publicly update or revise any forward-looking statements or risk factors (in whole or in part), whether as a result of new information, future events or recognition or otherwise, except as and to the extent required by applicable law.

Reliance:

You should rely only on the express contents of this Prospectus (including our Annual Report respecting our 2010 fiscal year, our Proxy Statement for our Annual Stockholders Meeting in May of 2010 and the other documents incorporated in this Prospectus by reference), each applicable Prospectus Supplement and our most recent SEC Reports filed after that Annual Report. No one is authorized or permitted to give you any other information or assurance of any kind or nature whatsoever; and you will not receive any right, remedy or interest from, and you cannot act or rely on, any such other information or assurance, regardless of source.

Our Capital Stock

Our Capital Stock Generally:

Our certificate of incorporation authorizes us to issue 47,000,000 shares of common stock with a par value of $0.01 per share (our "Common Stock").  Our shares of Common Stock all have the same voting, dividend and liquidation rights.

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Our certificate of incorporation also authorizes us to issue 3,000,000 shares of preferred stock with a par value of $0.01 per share (our "Preferred Stock"), which may have such preferences and priorities over our Common Stock and other rights, powers and privileges as our Board of Directors (our "Board") may establish in its discretion from time to time in designation resolutions they approve and adopt and we file with the Secretary of State of the State of Delaware, our state of incorporation.  Those Preferred Stock rights may include:

•	the distinctive designation of each series of Preferred Stock (each a "Preferred Series");

•	the voting rights of the Preferred Series and any applicable terms and conditions;

•
the dividends payable on the Preferred Series, including (without limitation) the dividend rate, the accrual, compounding and payment terms and dates, and any payment restriction, limitation or condition;

•	whether the Preferred Series shares are redeemable and (if so) the applicable prices and other terms and conditions;

•	whether to provide a sinking or purchase fund and (if so) the applicable funding and other terms and conditions;

•	the dividend, liquidation and distribution preferences and priorities applicable to the Preferred Series;

•	any conversion or exchange right under the Preferred Series and the applicable price or rate and other terms and conditions to such conversion or exchange; and

•	any other rights, powers and privileges permitted under our governing documents and Delaware law.

We have created and issued shares of Series A Preferred Stock that have dividend and liquidation preferences, have a cumulative dividend of 10% per year, are redeemable at our option and are convertible at the holder's option (and without further consideration) on a one-to-one basis into our Common Stock.  The 3,000,000 authorized shares of Preferred Stock are fully covered by our Certificate of Designation of Series "A" Preferred Stock.  The number of shares authorized by our Certificate of Designation of Series "A" Preferred Stock could, however, be reduced by amendment to create sufficient numbers of authorized shares for the creation of other Preferred Series.  See "Our Series A Preferred Stock" and Affiliate Series A Preferred Stock Purchases and Ownership, below.

Delaware Law:

As a Delaware Corporation, we are subject to Delaware's General Corporation Law, as amended (the "DGCL"), which includes certain provisions limiting and otherwise regulating takeovers and other business combinations, and our capital stock is subject to Article 8 of Delaware's Uniform Commercial Code, as amended.  One such provision, DGCL §203, prohibits us from engaging in any merger, stock or asset sale or other listed "business combination" with any interested stockholder (one who beneficially owns 15% or more of our voting stock) for a period of three years following the date that the stockholder became an interested stockholder unless it is approved by 2/3 of our stockholders other than the interested stockholder.  Although we could opt out of that section with the approval of our stockholders, we have not done so.  DGCL §203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Our Certificate of Incorporation, Amended and Restated By-Laws and other Governing Documents:

A number of provisions in our Governing Documents and the DGCL concern matters of corporate governance and the rights of our stockholders, and some of those provisions (including those described below) may be deemed to have an anti-takeover effect and discourage takeover attempts not first approved by our Board (including takeovers that some stockholders may deem to be in their best interests).  Pursuant to our Governing Documents:

•	we have eliminated the liability of our directors for monetary damages to us and our stockholders to the greatest extent permitted by the DGCL;

•
we must indemnify and defend our directors, executive officers and certain others to the greatest extent permitted by the DGCL and reimburse them for their expenses and other losses, including those they may incur in investigations and legal proceedings resulting from any takeover defense measures we may take or their other services to us;

•
our Board is authorized to establish the preferences and the purchase price and terms for and issue additional shares of Preferred Stock (for a total of 3,000,000 shares) from time to time without stockholder approval;

•	our Board is authorized to establish the purchase price and terms for and issue additional shares of Common Stock from time to time (for a total of 47,000,000 shares) without stockholder approval;

•
stockholder proposals and nominations for director for the annual stockholders meeting require advance notice in accordance with our Amended and Restated By-Laws and the instructions and deadlines in our previous year's Proxy Statement;

•	our Board, Chairman, Vice Chairman or Chief Executive Officer may call, or ask our Secretary to call, a special meeting of stockholders to consider specific matters;

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•
stockholders owning 25% of our voting stock entitled to vote on such matters can request that a special meeting to consider specific matters be called by delivering their request to such an executive, who must then call the meeting;

•	special meetings are limited to dealing with the matters described in the notice of special meeting; and

•
stockholders can act by written consent if they have sufficient voting stock to have authorized such action in a duly convened meeting at which all stockholders with voting rights were present and voted.

See also "Indemnification" on page 27 of this Prospectus. To view or obtain a copy of our Amended and Restated By-Laws, see "Obtaining and Reviewing SEC Reports and other Incorporated Documents" on page 7 of this Prospectus.

Voting Rights of Our Stockholders:

The holders of our Common Stock and Series A Preferred Stock vote together for directors and other matters, other than matters pertaining only to the Series A Preferred Stock (such as amending our Certificate of Designation of Series "A" Preferred Stock) where only the holders of the Series A Preferred Stock are entitled to vote.  Each person who is a record holder on the applicable "record date" designated by our Board is entitled to cast, in person or by proxy, one vote for each share of Common Stock or Series A Preferred Stock held on that date.  We have not provided for cumulative voting for the election of directors, and directors are elected by a plurality of votes cast, which with six vacancies means the six nominees receiving the most votes are elected (even if they receive less than a majority).  Other matters are decided by a majority of the votes cast.  Please see "QUORUM AND VOTING REQUIREMENTS" on pages 1 and 2 of our 2011 Proxy for a more detailed explanation of computing stockholder quorums and votes.

Our Common Stock:

Holders of our Common Stock are entitled to receive dividends if, as, and when declared by our Board in its discretion out of funds legally available for such dividends, subject to the dividend and liquidation rights of any preferred stock that may be issued and outstanding, and all subject to any dividend restrictions in our credit facilities. In the event of our liquidation, dissolution, or winding-up, the holders of Common Stock are entitled to share ratably and equally in our assets, if any, that remain after we make payment of and provision for all of our debts and liabilities and the liquidation preferences of all of our outstanding Preferred Stock.  No dividend or other distribution (including redemptions and repurchases of shares of capital stock) may be made, if after giving effect to such distribution, we would not be able to pay our debts as they come due in the usual course of business, or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed at such time to satisfy the preferential rights of the holders of our outstanding Preferred Stock.

Each holder of Common Stock is entitled to one vote for each share held of record on all matters presented to our stockholders, including the election of directors.  See "Voting Rights" above.  Our Common Stock does not have any preemptive, subscription, exchange or conversion rights.  There are no redemption or sinking funds or provisions applicable to our Common Stock.  We may issue additional shares of our authorized but unissued Common Stock and Preferred Stock at such times, in such amounts, for such prices and on such other terms and conditions as may be approved by our Board in its discretion, all without any notice to or approval from the holders of our Common Stock except as may be required by applicable law or applicable Nasdaq requirements.

Our Common Stock has a par value $0.01 per share, and we are authorized to issue 47,000,000 shares of our Common Stock.  Our common stock is traded on the Nasdaq Capital Market ("Nasdaq") under the symbol "SGRP".  On March 11, 2011: our Common Stock closing price was $1.95 per share; there were 19,923,292 shares of our Common Stock issued and outstanding in the aggregate, which had an aggregate market value of $38,850,419; there were 21,101,161 shares of our Common Stock beneficially owned in the aggregate, which beneficial ownership included all such outstanding shares and all shares then beneficially owned under currently exercisable warrants and vested options; there were 15,216,001 shares (or approximately 72%) of our Common Stock beneficially owned by the officers, directors and affiliates of SGRP in the aggregate, which affiliated ownership included shares then beneficially owned under currently exercisable warrants and vested options and had an aggregate market value of $29,671,202; and there were 5,885,161 shares (or approximately 28%) of our Common Stock beneficially owned by our non-affiliates in the aggregate (i.e., our public float), which float included shares then beneficially owned under currently exercisable warrants and vested options and had an aggregate market value of $11,476,063.

Computershare Trust Co., N.A., 250 Royal Street, Canton, MA 02021, is the transfer agent and registrar for our Common Stock.  Its phone number is (800) 962-4284 and its web site is www.computershare.com.

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Significant Holders of Our Stock:

Please note that our co-founders, Mr. Robert G. Brown and Mr. William H. Bartels (who also are executive officers and directors of ours), beneficially own approximately 62.4% (or 13,168,794 shares) in the aggregate, Mr. Brown beneficially owns approximately 36.4% (or 7,678,289 shares), and Mr. Bartels beneficially owns approximately 26.1% (or 5,490,505 shares) of our Common Stock, which amounts were calculated using total beneficial ownership (21,101,161 shares) and their individual beneficial ownerships at March 11, 2011 (including all shares then beneficially owned under currently exercisable warrants and vested options). Although we expect those percentages to decrease through sales of Common Stock by us and the Selling Stockholders pursuant to this Prospectus (see "Selling Stockholders" on page 4, above), after all such sales, Mr. Brown will continue to beneficially own at least 31.0% (or 7,178,289 shares), Mr. Bartels will continue to beneficially own at least 21.6% (or 4,990,505 shares), and Mr. Brown and Mr. Bartels will continue to beneficially own in the aggregate at least 52.6% (or 12,168,794 shares) of our Common Stock then beneficially owned (including all shares beneficially owned under currently exercisable warrants and vested options) on a pro forma basis and assuming no other changes.  If they choose to act together, they could control all matters requiring stockholder approval, including the election of directors and the approval of mergers and other business combination transactions.  Please see "Risks related to Our Significant Stockholders: Potential Voting Control and Conflicts" and the other "Risk Factors" on pages 21 through 24, below, and "Affiliate Series A Preferred Stock Purchases, Ownership and Conversion" on page 13, below, and also see "THE BOARD OF DIRECTORS OF THE CORPORATION" on pages 4 and 5, "EXECUTIVE OFFICERS OF THE CORPORATION" on pages 5 and 6, "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" on pages 6 and 7 and "Transactions with Related Persons, Promoters and Certain Control Persons" on pages 7 through 10 of our Proxy Statement for our Annual Stockholders Meeting in May of 2010, all of which are part of the SEC Reports incorporated by reference in this Prospectus.

Price Range of Our Common Stock:

The following table sets forth the reported high and low sales prices of our Common Stock for the indicated calendar quarters as reported by Nasdaq.

	2010		2009		2008
	High	Low	High	Low	High	Low
First Quarter	$1.10	$0.76	$0.75	$0.45	$1.50	$0.62
Second Quarter	1.00	0.45	0.70	0.36	1.45	0.61
Third Quarter	1.09	0.42	0.95	0.36	1.20	0.62
Fourth Quarter	1.10	0.80	1.10	0.65	0.90	0.22

Dividends:

We have never declared or paid any cash dividends on our Common Stock.  Our current policy is to retain future earnings to finance our operations and fund the growth of our business, and so we do not anticipate paying cash dividends on our Common Stock in the foreseeable future.  While our recently issued Series A Preferred Stock (see below) accrues a 10% dividend payable in either cash or common stock when authorized by the Board, we do not anticipate paying such dividend in the foreseeable future.  Any payment of future dividends will be at the discretion of our Board and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions in respect to the payment of dividends and other factors that our Board deems relevant.  Our Credit Facility with Webster Business Credit Corporation restricts the payment of dividends without its prior consent (see Note 4 to our Consolidated Financial Statements – Lines of Credit – in our Annual Report respecting our 2010 fiscal year).

Our Purchases of Equity Securities:

We did not repurchase any of our Common Stock or Preferred Stock between January 1, 2009, and the date of this Prospectus.  However, see Stock Option Repricing Exchange Offer, below.

Our Recent Sales of Common Stock:

We did not sell any of our Common Stock between January 1, 2009, and the date of this Prospectus, other than (i) pursuant to our existing registered stock option and stock purchase plans, (ii) our agreement on August 15, 2009, to privately sell 120,000 shares of our Common Stock to Alliance Advisors, LLC, for total consideration of $0.47 per share (the fair market value at the time of our agreement) or $56,000 in the aggregate (as more fully described in Item 2(a) of our Quarterly Report respecting our quarter ended September 30, 2010), (iii) our agreement on March 26, 2010, to

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privately issue warrants to purchase 75,000 shares of our Common Stock to Michael Anthony Holdings, Inc., in consideration of its term loan to us (as that loan is more fully described in our Annual Report respecting our 2010 fiscal year, which warrants have an exercise price of $0.85 per share (the fair market value at the time of our agreement) and expire on March 26, 2012, and (iv) the 608,986 shares of our Common Stock issued pursuant to the conversion of the SGRP Series A Preferred Stock (as more fully described in "Affiliate Series A Preferred Stock Purchases, Ownership and Conversion", below).  However, see Stock Option Repricing Exchange Offer, below.

We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date hereof.

Our Stock Option Repricing Exchange Offer:

On September 24, 2009, pursuant to our Exchange Offer and 2009 Exchange Schedule, substantially all of our eligible directors, officers, employees and consultants voluntarily exchanged substantially all of their existing stock options (with higher exercise prices) for new stock options having the lower exercise price of $0.40 per share, which was our Common Stock's price on Nasdaq on August 6, 2009 (their grant date), and covering the same number of shares as were covered by their surrendered and cancelled existing stock options.  However, the number of shares covered by the new stock options received by our outside directors averaged 0.83 new option shares for each surrendered and cancelled option share, which they required to avoid any incremental compensation expense to us from their participation in the repricing exchange.  On March 11, 2011, options to purchase 2,681,639 shares of our Common Stock were outstanding under our various plans (which included exchanged options).

Our Series A Preferred Stock:

Our Series A Designation was approved and adopted by our Board on March 27, 2008, and filed with the Delaware Secretary of State on March 28, 2008.  The Series A Designation creates a series of 3,000,000 shares of Preferred Stock designated as "Series A Preferred Stock" with a par value of $0.01 per share (the "Series A Preferred Stock"), and requires that we issue shares of such stock at a price equal to the closing bid price of our Common Stock immediately preceding the day we enter into a binding commitment with the purchaser to issue and acquire shares of such stock.  Shares of Series A Preferred Stock will accrue a 10% dividend, and the dividend is payable when authorized by the Board in its discretion in either cash (when permitted by applicable law and Nasdaq) or shares of our Common Stock (valued at the current market price of a share of common stock at the time paid but not less than the initial purchase price of a share of such preferred stock).  All accrued and unpaid dividends and potential dividends must be paid to the holders of the Series A Preferred Stock before any dividends can be paid to the holders of the Common Stock. The face value (purchase price) of the Series A Preferred Stock and all accrued and unpaid dividends and potential dividends must be paid to the holders of the Series A Preferred Stock (1) in any redemption of the Series A Preferred Stock authorized by the Board, and (2) before any liquidating distributions can be made to the holders of the Common Stock.

The Series A Preferred Stock is redeemable, at our discretion only, for a cash redemption price equal to its face value (purchase price) plus all accrued and unpaid dividends and potential dividends. Each share of Series A Preferred Stock is convertible into one share of Common Stock (at the rate of one to one) at the option of the holder and without further consideration, which option is exercisable for so long as the Series A Preferred Stock is outstanding (even if we have elected to redeem such stock). Such a conversion also requires that we satisfy all accrued and unpaid dividends and potential dividends at the same time (which we may pay in additional shares of common stock as noted above).

Each holder of Series A Preferred Stock is entitled to one vote for each share held of record on all matters presented to our stockholders, including the election of directors, and votes with the holders of the Common Stock (no class voting) on all matters submitted to them.  See "Voting Rights" above.  Our Series A Preferred Stock does not have any preemptive or subscription rights.  There are no redemption or sinking funds or provisions applicable to the Series A Preferred Stock.  We may issue additional shares of our authorized but unissued Common Stock and Series A Preferred Stock, and additional shares of our authorized but unissued Preferred Stock with preferences and priorities junior to those of the Series A Preferred Stock, in each case at such times, in such amounts, for such prices and on such other terms and conditions as may be approved by our Board in its discretion, and all without any notice to or approval from the holders of our Series A Preferred Stock except as may be required by applicable law or applicable Nasdaq requirements.  All of the holders of the Series A Preferred Stock must approve any changes in our Certificate of Designation of Series "A" Preferred Stock or our issue of any other class or series of Preferred Stock senior to or pari passu with the Series A Preferred Stock.

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On December 31, 2010, there were 554,402 shares of our Series A Preferred Stock issued and outstanding, such shares are fully paid and non-assessable, we owe $118,000 in accumulated and unpaid dividends on those shares, and there were 2,445,598 shares of authorized Series A Preferred Stock that remained unissued and available for issuance.

Affiliate Series A Preferred Stock Purchases, Ownership and Conversion:

On December 31, 2010, there were 338,801 shares of such Series A Preferred Stock owned by a non-SGRP retirement plan whose trustee is and beneficiaries include Robert G. Brown (who is a co-founder, director, executive officer and significant shareholder of SGRP), and 215,601 shares of such Series A Preferred Stock owned by a non-SGRP retirement plan whose trustee and beneficiaries include William H. Bartels (who also is a co-founder, director, executive officer and significant shareholder of SGRP), which shares collectively constituted all of the outstanding shares of Series A Preferred Stock. Those shares were originally purchased pursuant to subscription agreements on March 31, 2008, and September 24, 2008, at the closing Nasdaq bid price of our Common Stock for the preceding trading day, which was $1.12 per share for the March purchases and $0.86 per share for the September purchases.  The offer and sale of such Preferred Stock was not registered under the Securities Act or other securities laws, as they were a non-public offer and sale made in reliance upon (among other things) Section 4 (2) of the Securities Act.  For more information respecting these purchases, please see "Transactions with Related Persons, Promoters and Certain Control Persons" in our Proxy Statement for our Annual Stockholders Meeting in May of 2010.

On or before March 10, 2011, Mr. Brown and Mr. Bartels, as trustees of those plans, each had requested that their plan's preferred shares be converted into our Common Stock in accordance with its terms, and in order to facilitate conversion of those shares by payment of all accrued and unpaid dividends, on March 10, 2011, SGRP's Board of Directors (i) fixed March 10, 2011, as the applicable record date for determination of the holders of the SGRP Series A Preferred Stock eligible to receive such dividends, (ii) declared a dividend on such SGRP Series A Preferred Stock equal to the accrued and unpaid dividends thereon, payable in shares of our Common Stock valued at their market value ($2.34 per share) on such record date, and (iii) authorized the issuance of the shares of our Common Stock necessary to effect such conversion (554,402 shares) and accrued dividend payment (54,584 shares) in consideration of the preferred shares surrendered and the accrued dividends thereby satisfied.  As a result of such conversions and stock dividends, on March 11, 2011, Mr. Brown's plans received 372,158 shares of our Common Stock (33,357 shares of which were for accrued dividends) and Mr. Bartel's plan received 236,828 shares of our Common Stock (21,227 shares of which were for accrued dividends).

The 554,402 shares of SGRP Series A Preferred Stock surrendered by the Selling Stockholders for such conversions have been cancelled by SGRP and are not available for reissuance.  Of the originally authorized 3,000,000 shares, there are 2,445,598 shares of authorized Series A Preferred Stock that have never been issued and accordingly remain available for issuance under our Series A Designation.

Security Ownership of Certain Beneficial Owners and Management:

Please see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" on pages 6 and 7 of our Proxy Statement for our Annual Stockholders Meeting in May of 2010, which is incorporated herein by reference.  See also "Significant Holders of Our Stock", above.

Our Business

Our Business Generally:

We are a diversified international merchandising and marketing services company and provide a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations.  We provide our merchandising and other marketing services to manufacturers, distributors and retailers worldwide, primarily in mass merchandisers, office supply, grocery, drug store and other chains, and independent, convenience and electronics stores.  We also provide furniture and other product assembly services in store, homes and offices.  We have supplied these project and product services in the United States since certain of our predecessors were formed in 1979 and internationally since we acquired our first international subsidiary in Japan in May of 2001.  Today we operate in 9 countries that encompass approximately 47% of the total world population through operations in the United States, Canada, Japan, South Africa, India, Romania, China, Australia and New Zealand.

Merchandising services primarily consist of regularly scheduled, special project and other product services provided at the store level, and we may be engaged by either the retailer or the manufacturer.  Those services may include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with

SPAR Group, Inc.	Prospectus	March __, 2011

client or store schematics, confirming and replacing shelf tags, setting new, sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices.  Other merchandising services include whole store or departmental product sets or resets, including new store openings, new product launches and in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls.  We continue to seek to expand our merchandising, assembly and marketing services business throughout the world.

An Overview of the Merchandising and Marketing Services Industry:

According to industry estimates over two billion dollars is spent annually in the United States alone on retail merchandising and marketing services. The merchandising and marketing services industry includes manufacturers, retailers, food brokers, and professional service merchandising companies. We believe that merchandising and marketing services add value to retailers, manufacturers and other businesses and enhance sales by making a product more visible and more available to consumers. These services primarily involve placing orders, shelf maintenance, display placement, reconfiguring products on store shelves and replenishing product inventory.

Historically, retailers staffed their stores as needed to provide these services to ensure, that manufacturers inventory levels, the advantageous display of new items on shelves, and the maintenance of shelf schematics and product placement were properly merchandised. However retailers, in an effort to improve their margins, decreased their own store personnel and increased their reliance on manufacturers to perform such services. Initially, manufacturers attempted to satisfy the need for merchandising and marketing services in retail stores by utilizing their own sales representatives. Additionally, retailers also used their own employees to merchandise their stores to satisfy their own merchandising needs. However, both the manufacturers and the retailers discovered that using their own sales representatives and employees for this purpose was expensive and inefficient.

Manufacturers and retailers have been, and we believe they will continue, outsourcing their merchandising and marketing service needs to third parties capable of operating at a lower cost by (among other things) serving multiple manufacturers simultaneously.  We also believe that we are well positioned, as a domestic and international merchandising and marketing services company, to more effectively provide these services to retailers, manufacturers and other businesses around the world.

Another significant trend impacting the merchandising and marketing services business is the tendency of consumers to make product purchase decisions once inside the store. Accordingly, merchandising and marketing services and in-store product promotions have proliferated and diversified. Retailers are continually re-merchandising and re-modeling entire stores in an effort to respond to new product developments and changes in consumer preferences. We estimate that these activities have increased in frequency over the last five years. Both retailers and manufacturers are seeking third parties to help them meet the increased demand for these labor-intensive services.

In addition, the consolidation of many retailers has created opportunities for third party merchandisers when an acquired retailer's stores are converted to the look and format of the acquiring retailer. In many cases stores are completely remodeled and re-merchandised after a consolidation.

We believe the current trend in business toward globalization fits well with our expansion model. As companies expand into foreign markets they will need assistance in merchandising or marketing their products. As evidenced in the United States, retailer and manufacturer sponsored merchandising and marketing programs are both expensive and inefficient. We also believe that the difficulties encountered by these programs are only exacerbated by the logistics of operating in foreign markets. This environment has created an opportunity for us to exploit our Internet, hand-held and smart phone based technology and business model worldwide.

Our Domestic and International Geographic Divisions:

In order to cultivate foreign markets and expand our merchandising and marketing services business outside of the United States, modify the necessary systems and implement our business model worldwide, and insure a consistent approach to our merchandising and marketing efforts worldwide, and even though we operate in a single business segment (merchandising and marketing services), we have divided our world focus into two geographic areas, the United States, which is the sales territory for our Domestic Merchandising Services Division, and international (i.e., all locations outside the United States), which are the sales territories for our International Merchandising Services Division.  To that end, we also (1) provide and require all of our locations to use our Internet based operating, scheduling, tracking and reporting systems (including language translations, ongoing client and financial reports and ongoing IT support), (2) provide and require all of our locations to comply with our financial reporting and disclosure controls and procedures, (3)

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provide accounting and auditing support and track and report certain financial and other information separately for those two divisions, and (4) have management teams in our corporate offices responsible for supporting and monitoring the management, sales, marketing and operations of each of our international subsidiaries and maintaining consistency with our other subsidiaries worldwide.

Each of these divisions provides merchandising and other marketing services primarily on behalf of consumer product manufacturers and retailers at mass merchandisers, drug store chains, convenience and grocery stores in their respective territories.  Our clients include the makers and distributors of home entertainment, general merchandise, health and beauty care, consumer goods and food products in their respective territories.

We have provided merchandising and other marketing services in the United States since the formation of our predecessor in 1979 and outside the United States since we acquired our first international subsidiary in Japan in May of 2001.  We currently conduct our business through our domestic and international divisions in 9 territories around the world (listed in the table below) that encompass approximately 47% of the total world population.

Our international business in each territory outside the United States is conducted through a foreign subsidiary incorporated in its primary territory.  The primary territory (together with each additional territory in which it conducts our business), establishment date (which may include predecessors), the percentage of our equity ownership, and the principal office location for our US (domestic) subsidiaries and for each of our foreign (international) subsidiaries is as follows:

Primary Territory (+ additional Territory)	Date Established	Our Percentage Ownership	Principal Office Location
United States of America	1979	100%	Tarrytown, New York United States of America
Japan	May 2001	100%	Osaka, Japan
Canada	June 2003	100%	Toronto, Canada
Turkey	July 2003	51%*	Istanbul, Turkey
South Africa	April 2004	51%	Durban, South Africa
India	April 2004	100%**	New Delhi, India
Lithuania	September 2005	51%***	Siauliai, Lithuania
Australia (+ New Zealand)	April 2006	51%	Melbourne, Australia
Romania	July 2009***	51%****	Bucharest, Romania
China	March 2010****	51%*****	Shanghai, China

*	Currently not in operation while we explore a change in this subsidiary's market focuses.

**	As of September 30, 2010, we owned 100% of this subsidiary.

***	We closed this subsidiary's operations in Fourth Quarter 2010.

****	Currently we own two subsidiaries in Romania. One Subsidiary is 100% owned, and the second subsidiary, acquired in July 2009, is 51% owned.

*****	Currently we own two subsidiaries in China. One Subsidiary is 100% owned, and the second subsidiary, acquired in March 2010 and operational in August 2010, is 51% owned.

One key to our international expansion strategy is our internally developed capability to translate all of our current and future proprietary Internet-based logistical, communications, scheduling, tracking and reporting software applications into any language for any market in which we operate or would like to enter.  Through our IT operations currently located in our facilities in Auburn Hills, Michigan, we provide worldwide access to our proprietary logistical, communications, scheduling, tracking and reporting software to our entire operations worldwide on a 24/7/365 basis.

Another key to our international strategy is our policy of seeking a material investor in a new subsidiary in an international location who is an experienced person or company in the local country who is not otherwise affiliated with us (each a "Local Investor").  We generally seek to own at least 51% of a foreign subsidiary.  As of the date of this Prospectus, the Company currently owns 100% of the equity of its international subsidiaries in Canada, India and Japan and one of its two international subsidiaries in each of China and Romania.   We are actively seeking another Local Investor in India.  A Local Investor provides equity, credit support and certain services to each international subsidiary

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not wholly owned by us, as well as the useful local attention, perspective and relationships of an equity owner with a strong financial stake in such subsidiary's success.  We provide executive management and support to each foreign subsidiary as well its operational backbone (and our procedures and controls) through our proprietary Internet-based logistical, communications, scheduling, tracking, reporting and accounting programs.  (See Item 1A, Risks of Having Material Local Investors in International Subsidiaries, on page 18 in our Annual Report respecting our 2010 fiscal year).

Financial Information about Our Domestic and International Geographic Divisions

We operate in the same single business segment (e.g., merchandising and marketing services) in both our domestic and international divisions, and we track and report certain financial information separately for each of those divisions, as described above.  We measure the performance of our domestic and international divisions and subsidiaries using the same metrics.  The primary measurement utilized by management is operating profit level, historically the key indicator of long-term growth and profitability, as we are focused on reinvesting the operating profits of each of our international subsidiaries back into those local markets in an effort to improve their market share and our continued expansion efforts.  Certain financial information regarding each of our two geographic divisions, which includes their respective net revenues and operating income (loss) for the years ended December 31, 2010, and December 31, 2009, and their respective long-lived assets as of December 31, 2010, and December 31, 2009, are provided in Note 12 to our Consolidated Financial Statements – Geographic Data in our Annual Report respecting our 2010 fiscal year.

Our Business Strategies

As the marketing services industry continues to expand both in the United States and internationally, large retailers and manufacturers are outsourcing their merchandising and marketing service needs to third-party providers. We believe that offering marketing services on a national and global basis will provide it with a competitive advantage. Moreover, we believe that successful use of and continuous improvements to a sophisticated technology infrastructure, including our proprietary Internet-based software, is key to providing clients with a high level of client service while maintaining efficient, low cost operations. Our objective is to become an international retail merchandising and marketing service provider by pursuing our operating and growth strategy, as described below.

Increasing Our Sales Efforts:

We are seeking to increase revenues by increasing sales to our current clients, as well as establishing long-term relationships with new clients, many of which currently use other merchandising companies for various reasons. We believe our technology, field implementation and other competitive advantages will allow us to capture a larger share of this market over time. However, there can be no assurance that any increased sales will be achieved.

Developing New Products:

We are seeking to increase revenues through the internal development and implementation of new products and services that add value to our clients' retail merchandising related activities, some of which have been identified and are currently being tested for feasibility and market acceptance. However, there can be no assurance that any new products of value will be developed or that any such new product can be successfully marketed.

Strategic Acquisitions:

We are seeking to acquire businesses or enter into partnerships, joint ventures or other arrangements with companies that offer similar merchandising or marketing services both in the United States and worldwide. We believe that increasing our industry expertise, adding product segments, and increasing our geographic breadth will allow us to service our clients more efficiently and cost effectively. Through such acquisitions, we may realize additional operating and revenue synergies and may leverage existing relationships with manufacturers, retailers and other businesses to create cross-selling opportunities. However, there can be no assurance that any of the acquisitions will occur or whether, if completed, the integration of the acquired businesses will be successful or the anticipated efficiencies and cross-selling opportunities will occur.

On December, 4, 2009, we acquired substantially all of the domestic merchandising service business and customer contracts and hired certain employees of Brenner Associates Inc., which also did business as National Marketing Services or NMS ("NMS").  The NMS assets we acquired included all of the stock of its wholly owned subsidiaries; National Assembly Services, Inc. ("NAS"), a New Jersey corporation that performs furniture assembly services in stores, homes and offices, and NMS Retail Services ULC ("NRS"), a Nova Scotia unlimited Liability Company that performs

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merchandising services in Canada.  See Note 14 to the Consolidated Financial Statements – Acquisitions –  in our Annual Report respecting our 2010 fiscal year.

In March 2010, we established a new Canadian subsidiary, SPAR Wings & Ink Company ("SWI"). On April 1, 2010, SWI acquired substantially all of the business, customer contracts, receivables, work-in progress and other assets and assumed certain specified liabilities of 2078281 Ontario Limited, an Ontario merchandising and marketing services company doing business as Wings & Ink (the "Seller").  At that closing, SWI also hired substantially all of the Seller's employees, which included consulting contracts to the principals of the Seller.  See Note 14 to the Consolidated Financial Statements – Acquisitions –  in our Annual Report respecting our 2010 fiscal year.

Leveraging and Improving on Our Technological Strengths:

We believe that providing merchandising and marketing services in a timely, accurate and efficient manner, as well as delivering timely, accurate and useful reports to our clients, are key components that are and will continue to be critical to our success. We have developed Internet-based logistic deployment, communications, scheduling, tracking and reporting systems that improve the productivity of our merchandising specialists and assembly technicians and provide timely data to our clients. Our merchandising specialists and assembly technicians use hand-held, laptop and personal computers and Interactive Voice Response (“IVR”) technology to report the status of each store or client product they service. Merchandising specialists and technicians report on a variety of issues such as store conditions, status of client products (e.g. out of stocks, inventory, display placement) or they may scan and process new orders for certain products.

We have developed a proprietary automated labor tracking system for our merchandising specialists and assembly technicians to communicate work assignment completion information via the Internet or other telecommunication infrastructure by using, among other things, hand held, laptop and personal computers, cellular telephones, landlines or IVRs.  This tracking system enables us to report hours and other completion information for each work assignment on a daily basis and provides us with daily, detailed tracking of work completion.  This information is analyzed and displayed in a variety of reports that can be accessed by both us and our clients via a secure website.  These reports can depict the status of merchandising projects in real time. This tracking technology also allows us to schedule our merchandising specialists and technicians more efficiently, quickly quantify the benefits of our services to clients, rapidly respond to our clients' needs and rapidly implement programs.

We intend to continue to utilize computer (including hand-held computers), Internet, cellular telephone and other technologies to enhance our efficiency and ability to provide real-time data to our clients, as well as maximize the speed of communication, and logistical deployment of our merchandising specialists and assembly technicians. Industry sources indicate that clients are increasingly relying on merchandising and marketing service providers to supply rapid, value-added information regarding the results of merchandising and marketing expenditures on sales and profits. We (together with certain of our affiliates) have developed and own proprietary Internet-based, hand-held and smart phone software technology that allows us to utilize the Internet to communicate with our field management, schedule our store-specific field operations more efficiently, receive information and incorporate the data immediately, quantify the benefits of our services to clients faster, respond to our clients' needs quickly and implement our client programs rapidly. We have successfully modified and are currently utilizing certain of our software applications in the operation of our international subsidiaries.

We believe that we can continue to improve, modify and adapt our technology to support merchandising and other marketing services for additional clients and projects in the United States and in foreign markets. We also believe that our proprietary Internet-based, wireless and other software technology gives us a competitive advantage in the marketplace.

Improving Our Operating Efficiencies:

We continue to seek greater operating efficiencies. We believe that our existing field force and technology infrastructure can support additional clients and revenue in both our Domestic Merchandising Services Division and International Merchandising Services Division.

Descriptions Of Our Services

We currently provide a broad array of merchandising and marketing services to some of the world's leading companies, both domestically and internationally. We believe our full-line capabilities provide fully integrated solutions that distinguish us from our competitors. These capabilities include the ability to develop plans at one centralized location, effect chain wide execution, implement rapid, coordinated responses to our clients' needs and report on a real time

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Internet enhanced basis throughout the world.  We also believe our international presence, industry-leading technology, centralized decision-making ability, local follow-through, ability to recruit, train and supervise merchandisers, ability to perform large-scale initiatives on short notice, and strong retailer relationships provide us with a significant advantage over local, regional or other competitors.

Our operations are currently divided into two divisions: our Domestic Merchandising Services Division and our International Merchandising Services Division.  Our domestic division provides merchandising and marketing services, furniture and other product assembly services, RFID services, technology services and marketing research to manufacturers, distributors and retailers in the United States. Those services are primarily performed in mass merchandisers, office supply, grocery, drug store and other chains and independent, convenience and electronic stores.  Our international division currently provides similar merchandising, marketing services and in-store event staffing through our operations in Japan, Canada, South Africa, India, Romania, China, Australia and New Zealand.  Today we operate in 9 countries that encompass approximately 47% of the total world population.

We currently provide five principal types of merchandising and marketing services: syndicated services, dedicated services, project services, assembly services and in-store event staffing services.

Syndicated Services:

Syndicated services consist of regularly scheduled, routed merchandising and marketing services provided at the retail store level for various manufacturers and distributors. These services are performed for multiple manufacturers and distributors, including, in some cases, manufacturers and distributors whose products are in the same product category. Syndicated services may include activities such as:

●	Reordering and replenishment of products
●	Ensuring that our clients' products authorized for distribution are in stock and on the shelf or sales floor
●	Adding new products that are approved for distribution but not yet present on the shelf or sales floor
●	Designing and implementing store planogram schematics
●	Setting product category shelves in accordance with approved store schematics
●	Ensuring that product shelf tags are in place
●	Checking for overall salability of the clients' products
●	Placing new product and promotional items in prominent positions
●	Kiosk replenishment and maintenance

Dedicated Services:

Dedicated services consist of merchandising and marketing services, generally as described above, which are performed for a specific retailer or manufacturer by a dedicated organization, including a management team working exclusively for that retailer or manufacturer. These services include many of the above activities detailed in syndicated services, as well as, new store set-ups, store remodels and fixture installations. These services are primarily based on agreed-upon rates and fixed management fees.

Project Services:

Project services consist primarily of specific in-store services initiated by retailers and manufacturers, such as new store openings, new product launches, special seasonal or promotional merchandising, focused product support, product recalls, in-store product demonstrations and in-store product sampling. We also perform other project services, such as kiosk product replenishment, inventory control, new store sets and existing store resets, re-merchandising, remodels and category implementations, under annual or stand-alone project contracts or agreements.

Assembly Services:

Our assembly services are initiated by retailers, manufacturers or consumers, and upon request we assemble furniture, grills, fitness equipment and many other products in stores, homes and offices.  We perform ongoing routed coverage at retail locations to ensure that furniture and other product lines are well displayed and maintained, and building any new items or replacement items, as required.  In addition, we provide in-home and in-office assembly to customers who purchase their products from retailers, whether in store, on line or through catalog sales.

In-Store Event Staffing Services:

We provide in-store product samplings and in-store product demonstrations to national chains in target markets worldwide. We also have developed additional product offerings in an effort to expand this aspect of our business.

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Other Marketing Services:

Other marketing services we perform include:

Test Market Research - Testing promotion alternatives, new products and advertising campaigns, as well as packaging, pricing, and location changes, at the store level.

Mystery Shopping - Calling anonymously on retail outlets (e.g. stores, restaurants, banks) to check on distribution or display of a brand and to evaluate products, service of personnel, conditions of store, etc.

Data Collection - Gathering sales and other information systematically for analysis and interpretation.
RFID – Utilizing technology to track merchandiser performance, product inventory at store level as well as other related merchandising and marketing applications.

Our Sales and Marketing:

We offer global merchandising solutions to clients that have worldwide distribution. This effort is spearheaded out of our headquarters in the United States, and we continue to develop local markets through our domestic and international subsidiaries throughout the world.

Our marketing and sales efforts within our Domestic Merchandising Services Division are structured to develop new national, regional and local business within the United States, including new sales and customers through our acquisitions of existing businesses. Our domestic corporate business development team directs its efforts toward the senior management of prospective and existing clients. Marketing and sales targets and strategies are developed at our headquarters and communicated to our domestic sales force for execution. Our sales force is located nationwide and work from both our offices and their home offices. In addition, our domestic corporate account executives play an important role in our new business development efforts within our existing manufacturer, distributor and retailer client base.

Our marketing and sales efforts within our International Merchandising Services Division are structured to develop new national, regional and local businesses in both new and existing international territories by acquiring existing businesses (or establishing new joint ventures) and within our existing international territories through targeted sales efforts.  We have an international acquisition team whose primary focus is to seek out and develop acquisitions throughout the world and consists of personnel located in the United States, Greece and Australia and other support from our information technology, field operation, client services and finance specialists.  Marketing and sales targets and strategies are developed within an international subsidiary, in consultation with our U.S. headquarters, with assistance from the applicable Local Investor, and are communicated to our applicable international sales force for execution.  Our international sales force for a particular territory is located throughout that territory and work from our office in that territory and their home offices.  In addition, our international corporate account executives play an important role in our new business development efforts within our existing manufacturer, distributor and retailer client base within their respective territories.

As part of the retailer consolidation, retailers are centralizing most administrative functions, including operations, procurement and category management. In response to this centralization and the growing importance of large retailers, many manufacturers have reorganized their selling organizations around a retailer team concept that focuses on a particular retailer. We have responded to this emerging trend and currently have on-site personnel in place at select retailers.

Our business development process includes a due diligence period to determine the objectives of our prospective or existing client, the work required to satisfy those objectives and the market value of such work to be performed. We employ a formal cost development and proposal process that determines the cost of each element of work required to achieve our prospective or existing client's objectives. We use these costs, together with an analysis of market rates, to develop a formal quotation that is then reviewed at various levels within our organization. The pricing of our internal proposal must meet our objectives for profitability, which are established as part of our business planning process. After we approve this quotation, we present a detailed proposal to our prospective or existing client. However, we have agreed, and in the future may agree, from time to time to perform services for a client that become or turn out to be unprofitable even though we expected to make a profit when agreeing to perform them.  See "Risks of Unprofitable Services" and

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"Variability of Operating Results and Uncertainty in Client Revenue" in Part IA – Risk Factors in our Annual Report respecting our 2010 fiscal year.

Our Business, Governance, Management and Affiliated Transactions
(As Described in Our Annual Report, Quarterly Reports and Proxy Statement)

Business and Other Information Contained in Our Annual Reports

You should review our Annual Report respecting our 2010 fiscal year, as filed with the SEC on March 15, 2011 (which is incorporated by reference in this Prospectus), as well as the Quarterly Reports listed below and any more recent applicable SEC Report when available, for a better understanding of our business, governance, management and affiliated transactions. In particular, please see the following items:

Item 1	Business -
Customer Base
Competition
Trademarks
Employees
Item 3	Legal Proceedings;
Item 5	(subparts) "Corporation Performance" and "Creation and Sale of Unregistered Preferred Stock";
Item 10	Directors, Executive Officers and Corporate Governance (incorporated by reference from our Proxy Statement);
Item 12	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters (incorporated by reference from our Proxy Statement); and
Item 13	Certain Relationships and Related Transactions, and Director Independence (incorporated by reference from our Proxy Statement).

When it is filed, please see our Proxy Statement for our Annual Stockholders Meeting in May of 2011 for Items 10, 11, 12, 13 and 14.  Until then, please see our Proxy Statement for our Annual Stockholders Meeting in May of 2010 for Items 10, 11, 12, 13 and 14 respecting our 2009 fiscal year, as and to the extent updated by our Annual Report respecting our 2010 fiscal year (including the Notes to our Financial Statements).  Our Annual Report respecting our 2010 fiscal year and our Proxy Statement for our Annual Stockholders Meetings in May of 2010 (as filed with the SEC on May 10, 2010) and 2011 (when filed with the SEC) are incorporated by reference into this Prospectus.

Financial Information Contained in Our Annual Reports:

You also should review our Annual Report respecting our 2010 fiscal year for a better understanding of our financial condition. In particular, please see the following items:

Item 6	Selected Financial Data;
Item 7	Management's Discussion and Analysis of Financial Condition and Results of Operations, Liquidity and Capital Resources;
Item 9A	Controls and Procedures;
Item 11	Executive Compensation (incorporated by reference from our Proxy Statement);
Item 14	Principal Accountant Fees and Services (incorporated by reference from our Proxy Statement); and
Item 15	Financial Statements.

When it is filed, please see our Proxy Statement for our Annual Stockholders Meeting in May of 2011 for the full text of our Items 10, 11, 12, 13 and 14.  Until then, please see our Proxy Statement for our Annual Stockholders Meeting in May of 2010 for the full text of our Items 10, 11, 12, 13 and 14 respecting our 2009 fiscal year, as and to the extent

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updated by our Annual Report respecting our 2010 fiscal year (including the Notes to our Financial Statements).  Our Annual Report respecting our 2010 fiscal year and our Proxy Statement for our Annual Stockholders Meetings in May of 2010 (as filed with the SEC on May 10, 2010) and 2011 (when filed with the SEC) are incorporated by reference into this Prospectus.

Updated Information Contained in our Quarterly Reports:

You should also review the following items in each of our Quarterly Reports respecting our first, second and third quarters of our 2011 fiscal year, as and when filed with the SEC, all of which are incorporated herein by reference, including (without limitation) our interim financial statements and updated information respecting material changes (if any) in our business, governance, management, affiliated transactions and financial condition:

PART I FINANCIAL INFORMATION:
Item 1	Financial Statements;
Item 2	Management's Discussion and Analysis of Financial Condition, Results of Operations, Liquidity and Capital Resources;
Item 3	Quantitative and Qualitative Disclosures about Market Risk; and
Item 4	Controls and Procedures.
PART II OTHER INFORMATION:
Item 1	Legal Proceedings.

Updated Information Contained in our other SEC Reports:

You should also review each of our other SEC Reports filed after the date of this Prospectus, which may contain interim financial statements and updated information respecting (among other things) material and other changes (if any) in our assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results, risks or condition, our governance, management, affiliated transactions, or the risks of your potential investments in us.

Risk Factors

There are various risks associated with investing in our Common Stock that are more fully described below or incorporated by reference in this Prospectus or any applicable Prospectus Supplement.  You should carefully consider each of those risk factors before you purchase any of our Common Stock.  If any of the described risks develops into actual events, or any other risks arise and develop into actual events, our present or future assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results, risks or condition could be materially and adversely affected (in whole or in part), the market price of our common stock could decline, and you could lose all or part of your investment in our Common Stock.

We have described the risk factors that we currently consider material based on our best estimates respecting those risk factors, our current and future assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results, risks or condition, the likelihood of those risks developing into actual events and the likely impact of those events on them, which all involve and include "forward-looking statements" within the meaning of applicable Securities Law (as discussed above).  We also may be facing additional risks individually, and our industry or the economy may be facing additional risks, whether domestically or internationally, that are currently unknown to us, that are more material or otherwise different than we currently believe, or that we may have incorrectly analyzed (whether as to the nature or likelihood of such risks or their potential effect).  There also may be risks that you (as a potential investor) would recognize or consider more likely or material than we do.

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Any of the risk factors we describe in this Prospectus or our SEC Reports, or any other event or circumstance bearing risk or harm, could at any time arise, become applicable, change or worsen (as the case may be), and materially and adversely effect our assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results, risks or condition.

Accordingly, our risk factors and forward-looking statements each involve known and unknown risks, uncertainties, potential errors and misjudgments and other factors that could materially and adversely affect, and could contribute to our failure to achieve or realize, in whole or in part, our estimated or desired assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results, risks or condition, whether as expressed or implied by such forward-looking statements.

We do not intend or promise, and we expressly disclaim any obligation, to publicly update or revise any forward-looking statements, any of those risk factors or any other cautionary statements (in whole or in part), whether as a result of new information, future events or recognition or otherwise, except as and to the extent required by applicable law.

Risks of Common Stock Ownership

Dividends on our Common Stock are discretionary, have never been paid, are subject to restrictions in our credit facilities and applicable law and can only be paid to the holders of our Common Stock if the accrued and unpaid dividends and potential dividends are first paid to the holders of the Series A Preferred Stock.  In the event of our liquidation, dissolution, or winding-up, the holders of Common Stock are only entitled to share in our assets, if any, that remain after we make payment of and provision for all of our debts and liabilities and the liquidation preferences of all of our outstanding Preferred Stock.  There can be no assurance that sufficient funds will remain in any such case for dividends or distributions to the holders of our Common Stock.

Risks related to Our Preferred Stock

Our ability to issue or redeem our Preferred Stock, or any rights to purchase such shares, could discourage an unsolicited acquisition proposal.  For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction.  Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.  Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock.  Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe to be in their best interests or in which stockholders may receive a premium for their stock over prevailing market prices of such stock.  Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Risks of Illiquidity in Our Common Stock

The market price of our common stock has historically experienced and may continue to experience significant volatility. During the year ended December 31, 2010, the sale price of our common stock fluctuated from $0.42 to $1.10 per share. We believe that our common stock is subject to wide price fluctuations due to (among other things) the following:

●
the relatively small public float and corresponding thin trading market for our Common Stock, attributable to (among other things) the large block of voting shares beneficially owned by our co-founders (as noted below) and generally low trading volumes, and that thin trading market may cause small trades to have significant impacts on our Common Stock price;

●
the substantial beneficial ownership of approximately 62.4% of our voting stock  and potential control by our co-founders (who also are directors and executive officers of ours), Mr. Robert G. Brown, who beneficially owns approximately 36.4% of our Common Stock, and Mr. William H. Bartels, who beneficially owns approximately 26.1% of our Common Stock, as more fully described in "Risks Related to Our Significant Stockholders: Potential Voting Control and Conflicts", below;

●	the periodic potential risk of the delisting of our Common Stock from trading on Nasdaq (as described below);
●
any announcement, estimate or disclosure by us, or any projection or other claim or pronouncement by any of our competitors or any financial analyst, commentator, blogger or other person, respecting (i) any new product created, product improvement, significant contract, business acquisition or relationship, or other publicized

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●
development by us or any of our competitors, or (ii) any change, fluctuation or other development in our actual, estimated or desired assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results or condition or in those of any of our competitors, in each case irrespective of accuracy or validity and whether or not adverse or material; and

●
the general volatility of stock markets, consumer and investor confidence and the economy generally (which often affect the prices of stock issued by us and many others without regard to financial results or condition).

If we issue (other than at fair market value for cash) or our co-founders sell a large number of shares of our Common Stock, or if the market perceives such an issuance or sale is likely or imminent, the market price of our Common Stock could decline and that decline could be significant.

In addition, the volatility in the market price of our Common Stock could lead to class action securities litigation that (however unjustified) could in turn impose substantial costs on us, divert management’s attention and resources and harm our stock price, business, prospects, results of operations and financial condition.

We are endeavoring to increase our public float and reduce such volatility by the sale of our Common Stock to the public pursuant to (among other things) this Prospectus.

Risks Related to Our Significant Stockholders: Potential Voting Control and Conflicts

The Selling Stockholders are Robert G. Brown and William H. Bartels, who are our co-founders and are directors, executive officers (Chairman and Vice-Chairman, respectively) and significant stockholders of ours.  Mr. Brown beneficially owns approximately 36.4% (or 7,678,289 shares), Mr. Bartels beneficially owns approximately 26.1% (or 5,490,505 shares), and they own approximately 62.4% (or 13,168,794 shares) in the aggregate of our Common Stock, which amounts were calculated using total beneficial ownership (21,101,161 shares) and their individual beneficial ownerships at March 11, 2011 (including all shares beneficially owned under currently exercisable warrants and vested options).  See "Significant Holders of Our Stock" on page 10, and "Affiliate Series A Preferred Stock Purchases, Ownership and Conversion" on page 13, above. Although we expect those percentages to decrease through sales of our Common Stock by us and the Selling Stockholders pursuant to this Prospectus (See "Selling Stockholders" on page 4, above), after all such sales, Mr. Brown will continue to beneficially own at least 31.0% (or 7,178,289 shares), Mr. Bartels will continue to beneficially own at least 21.6% (or 4,990,505 shares), and Mr. Brown and Mr. Bartels will continue to beneficially own in aggregate at least 52.6% (or 12,168,794 shares) of our Common Stock then beneficially owned on a pro forma basis (assuming no other changes).    Mr. Brown and Mr. Bartels have, should they choose to act together, and under certain circumstances Mr. Brown acting alone may have, the ability to control the election of directors, the approval of mergers and all other matters that must or may be approved by our stockholders.  In any event, Mr. Brown and Mr. Bartels continue to have significant influence over our business and operations and the outcome of our corporate actions, including those involving stockholder approval.  The interests of any significant stockholder may be different from time to time from, and potentially in conflict with, the interests of other stockholders, and ownership concentration could delay or prevent a change in our control or otherwise discourage our potential acquisition by another person, any of which could cause the market price of our Common Stock to decline and that decline could be significant.

Risks of Dilution

We may issue and the Selling Stockholders may sell Common Stock at varying prices under this Prospectus (See "Our Determination of Offering Prices; Dilution").  We will try to maximize the net proceeds we receive in each sale, and we hope to sell the Common Stock for more than our net book value per share (and thus avoid diluting the existing equity of our existing stockholders by our sales of newly issued Common Stock), but there can be no assurance that we will be able to do so.  The Selling Stockholders are reselling shares of Common Stock that are already issued and outstanding, and those sales cannot dilute or otherwise affect the existing equity of our existing stockholders. We also will issue Common Stock at $0.40 per share under the repriced stock options described above, as and when exercised, and we may issue additional options to directors, officers, employees and consultants in the future at per-share exercise prices below the price you pay.  In addition, we may issue shares of our Common Stock in the future in furtherance of our acquisitions or development of businesses or assets.  Each of those and other issuances of our Common Stock could have a dilutive effect on the value of your shares, depending on the price we are paid (or the value of the assets or business acquired) for such shares, market conditions at the time and other factors.  However, resales of Common Stock under this Prospectus by the Selling Stockholders will not have a dilutive effect.

SPAR Group, Inc.	Prospectus	March __, 2011

Risks of a Nasdaq Delisting:

Our Common Stock is currently trading, has recently traded and could continue to trade for less than $1.00 per share, which is below Nasdaq's minimum trading price for continued listing on the Nasdaq stock market.  On two separate occasions during  the last two years (September 2009 and April 2010), we received notices from Nasdaq advising that we failed to maintain a minimum closing bid price of $1.00 per share for our shares of our Common Stock for the prior 30 consecutive business days as required by Nasdaq Listing Rule 5550(a)(2) (known as the "Bid Price Rule"), and that we had a 180 day grace period in which to regain compliance with the Bid Price Rule by maintaining a closing bid price of $1.00 per share for our Common Stock for a minimum of ten consecutive business days.  In each case such compliance was achieved within the applicable grace periods, and we received notice from Nasdaq (in December 2009 and September 2010, respectively) that we had regained compliance with the Bid Price Rule and that such matter was closed.

There can be no assurance that SGRP will be able to comply with the Bid Price Rule during such grace period or be able to comply in the future with Nasdaq's continued listing requirements. If SGRP continues to be in non-compliance after such six month grace period ends, Nasdaq may commence delisting procedures against SGRP (during which SGRP will have additional time of up to six months to appeal and correct its non-compliance).  If SGRP's shares were ultimately delisted by Nasdaq, the market liquidity of SGRP's common stock could be adversely affected and its market price could decrease, even though such shares may continue to be traded "over the counter", due to (among other things) the potential for increased spreads between bids and asks, lower trading volumes and reporting delays in over-the-counter trades and the negative implications and perceptions that could arise from such a delisting.

Our Other Risk Factors:

You should carefully review the additional risk factors described in "Risk Factors" (see Item 1A – Risk Factors) and each other cautionary statement in our most recent Annual Report and each subsequent Quarterly Report (see "Our SEC Reports", below).  To date, those additional Risk Factors are set forth on pages 10 through 16 in "Item 1A – Risk Factors" in our Annual Report respecting our 2010 fiscal year.  The following is a summary of such other risk factors and is qualified by the full or updated descriptions of those risks in this Prospectus, our Annual Reports and other SEC Reports:

•	our current policy of retaining all earnings for additional working capital (and not paying dividends);

•	our dependence on large manufacturers and retail chains and their continued outsourcing of merchandising services;

•
our challenges in competing successfully in a highly competitive industry with larger or better financed competitors, smaller enterprises with specific client, channel or geographic coverage or favored in-house providers;

•
our periodic losses and financial covenant violations, as we were not profitable in fiscal year 2007 and violated certain covenants in our old domestic credit facility in 2007, 2008 and 2009 (which were waived for fees rather than reset to realistically achievable levels); however, we changed our domestic lenders in 2010 and entered into an new credit facility with financial covenants that we believe are more realistic and thus less likely to require waivers;

•
the variability of our operating results and uncertainty in our client revenue, including those resulting from client losses, delays, changes, cancellations, unprofitable services and aging receivables;

•
services that become or turn out to be unprofitable through mistakes or omissions made in investigating, evaluating, understanding, pricing, planning or performing any aspect of the prospective services or their inherent problems or changes in costs, personnel, regulation or other circumstances;

•
any inability to develop, implement or market new products or to identify, finance, acquire or successfully integrate new acquisitions (domestically or internationally), both key elements in our growth strategy;

•	the uncertainty of financing for future acquisitions and the potential dilution from using our common stock to directly or indirectly finance such acquisition;

•	our reliance on the internet (and related third party services) for all of our scheduling, tracking, coordination and reporting of our merchandising and marketing services;

•
the economic and retail uncertainty applicable to our customers, which operate in cyclical markets subject to the effects of economic downturns in general and reduced consumer spending on discretionary items;

•
our dependence upon the continued successful execution of our field management and services and the continued effective delivery of the technology services provided by the affiliates of ours owned by Mr. Brown and Mr. Bartels, which affiliates perform substantially all of those services for us;

•	the potential for conflict between our interests and those of such affiliate services providers, including any dispute that may arise with Mr. Brown or Mr. Bartels; and

SPAR Group, Inc.	Prospectus	March __, 2011

•
the additional risks associated with our international subsidiaries, including potential local liabilities, the uncertainties involved in having material local investors (including our dependence on them, the potential for disputes, defaults and departures, future competition from former local investors, and changing accounting standards and treatment), foreign currency fluctuations, and the general risks associated with international business (including political instability, protectionist legislation, laws and practices favoring local competition, different local accounting, business and tax practices, communication barriers arising from language, culture, custom and times zones, and supervisory challenges arising from distance, physical absences and such communication barriers).

Plan Of Distribution

We and the Selling Stockholders may sell the offered securities from time to time pursuant to this Prospectus inside and outside the United States: (1) directly to purchasers, including our officers, affiliates and existing shareholders; (2) through agents engaged by us and the Selling Stockholders; (3) through underwriters or dealers engaged by us and the Selling Stockholders; or (4) through a combination of any of these methods.  We and the Selling Stockholders currently contemplate that for each six shares sold pursuant to this Prospectus, four shares will be sold by us, one share will be sold Mr. Brown and one share will be sold by Mr. Bartels, although each of them has reserved the right to sell fewer shares in any sale or in the aggregate.  Each Selling Stockholder may be selling shares for his own benefit or as trustee of a non-SGRP retirement plan, and if sold by him as trustee on behalf of such plan, we will identify such plan and the amount of its Common Stock being sold by him as trustee in a Supplemental Prospectus.

We and the Selling Stockholders may sell them from time to time at:

●	fixed prices, which we may reset at any time and from time to time;
●	fluctuating market prices prevailing at the times of the sales;
●	fluctuating prices relating to those market prices;
●	various prices negotiated with the purchasers; or
●	other prices determined by us at the times of sales.

We will make those and all other decisions applicable to the offer and sale of the securities under this Prospectus, other than respecting each Selling Stockholder's reserved rights to reduce the amount of his maximum and proportional sales in one or more sales under this Prospectus (which may be for any or no reason) and to include sales by him as trustee of a non-SGRP benefit plan.  From time to time we will consult with the Selling Stockholders on pricing and may consult with them on distribution and other matters to be decided in respect of such offers and sales, but they have agreed to accept our decisions as final in all such matters not expressly reserved by them and to enter into each applicable underwriting, dealer and agency agreement approved by us.

We will identify the prices, expected net proceeds, manner of distribution and other terms of each such offering in a Prospectus Supplement.  If applicable, we also will include the following information:

●	the name of each managing or other underwriter, dealer or agent , if any, engaged by us or (to the best of our knowledge) any Selling Stockholder;
●
any applicable commission, discount, concession or other compensation from us to be paid to or received by any underwriter, dealer or agent engaged by us or (to the best of our knowledge) any Selling Stockholder; and

●	any delayed delivery arrangement with us or (to the best of our knowledge) any Selling Stockholder.

All commissions, discounts, concessions or other compensation to be paid to or received by any underwriter, dealer or agent engaged by us will be paid by us and the Selling Stockholders in proportion to the number of their shares involved.  We are paying the professional and other expenses related to our 2011 S-3 Registration, this Prospectus and each Supplemental Prospectus except for such commissions, discounts, concessions or other compensation and for any counsel or other professional representation separately engaged by any Selling Stockholder.

Certain of our officers (other than the Selling Stockholders) may purchase shares under this Prospectus so long as all such purchases in the aggregate do not exceed one percent of the amount of our Common Stock then issued and outstanding (subject to any other limits imposed by applicable Securities Law and Nasdaq rules).

In addition, from time to time we may grant options and issue stock and stock based awards in accordance with our stock compensation and purchase plans, and from time to time we may issue Common Stock, warrants and other securities, and we and the Selling Stockholders may sell Common Stock, derivatives and other securities, that are not covered by

SPAR Group, Inc.	Prospectus	March __, 2011

this Prospectus in transactions with third parties involving private placements or other sales permitted under applicable Securities Law.

If we decide to utilize any underwriter in selling the securities being offered under this Prospectus, we and the Selling Stockholders will execute an underwriting or placement agent agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the Prospectus Supplement it will use to make resales of the securities to the public.  In connection with the sale of the securities, we and the Selling Stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts, fees or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.  We or an underwriter may also decide to act as a placement agent in "registered direct" transactions in which we or the selling shareholders issue shares directly to investors, and in such transactions the underwriter will not acquire our securities for its own account, although it may still be deemed to be an underwriter under the Securities Act.  The decision to consummate a transaction as a "registered direct" or a firm commitment underwriting may not be made until shortly before a transaction is priced.

If we decide to engage dealers in the sale of securities, we and the Selling Stockholders will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  If applicable, we will include in the Prospectus Supplement the names of the dealers and the terms of the transaction.

We and the Selling Stockholders may have agreements with the underwriters, dealers and agents we engage to indemnify them against certain civil liabilities, including liabilities under applicable Securities Law, or to contribute with respect to loss payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents also may engage in transactions with, or perform services for, us or any Selling Stockholder in the ordinary course of our business.

Direct Sales and Sales Through Our Agents

We and the Selling Stockholders may sell the securities directly.  In this case, no underwriters or agents would be involved.  We may also decide to sell the securities through agents engaged from time to time by us and the Selling Stockholders.  In the Prospectus Supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.  Unless we inform you otherwise in the Prospectus Supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the Selling Stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  We will describe the terms of any such sales in the Prospectus Supplement.

Sales Through Underwriters or Dealers

If underwriters are used to sell the securities under this Prospectus, the underwriters may acquire the securities for their own account for resale to the public (unless we and the underwriter elect to structure a transaction as a "registered direct" offering as described above).  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the Prospectus Supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them.  The offering price, the underwriting compensation and terms and any discounts or concessions allowed or paid to dealers may change at any time and from time to time.

Representatives of underwriters involved in the offerings under this Prospectus may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over—allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.  Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.  Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the

SPAR Group, Inc.	Prospectus	March __, 2011

representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions.  These transactions may be effected through Nasdaq and, if commenced, may be discontinued at any time.

If  underwriters are used for public offering and sale of the securities under this Prospectus, they may make a market in those securities, but they will not be obligated to do so, and they may discontinue any market making at any time without notice.  Accordingly, we and the Selling Stockholders cannot assure you of the liquidity of, or continued trading markets for, any securities that we and the Selling Stockholders offer or sell.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us and the Selling Stockholders.  Any remarketing firm will be identified and the terms of its agreements, if any, with us and the Selling Stockholders, and its compensation will be described in the applicable Prospectus Supplement.  Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

If we so indicate in the Prospectus Supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us and the Selling Stockholders at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the Prospectus Supplement.  The Prospectus Supplement will describe the commission payable for solicitation of those contracts.

Indemnification

Our Amended and Restated By-Laws require us to indemnify each of our current and former directors, executive officers and other designated persons (including those serving our subsidiaries and affiliates in such capacities at our request), and may in our Board's discretion indemnify our other current and former officers, employees and other agents, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to the fullest extent permitted by the DGCL.  See also "Indemnification of Directors and Officers" in Part II - Item 15 of our 2011 S-3 Registration Statement.  Our Amended and Restated By-Laws also require that we advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, subject to such person's agreement to reimburse us to the extent required by the DGCL under the circumstances if such person is not entitled to indemnification.  These mandatory indemnification provisions were approved and recommended by our Governance Committee and adopted by our Board in order to conform to the current practices of most public companies and to attract and maintain quality candidates for our directors and management.  A current copy of our Amended and Restated By-Laws is posted and available to stockholders and the public on the Registrant's web site (www.SPARinc.com).

We maintain director and officer liability insurance that (subject to deductibles, maximums and exceptions) covers most liabilities arising out of the acts or omissions of any officer, director, employee or other covered person, both for our benefit and the direct benefit of our directors and officers, regardless of whether our Amended and Restated By-Laws or DGCL Section 145 would permit indemnification of the matters covered by such insurance.  Our Amended and Restated By-Laws and DGCL Section 145 expressly permit us to secure and maintain such insurance and provide that their respective indemnification provisions are not exclusive of any insurance or other rights to which they may be entitled.  See also "Indemnification of Directors and Officers" in Part II - Item 15 of our 2011 S-3 Registration Statement.

This notice is required by the SEC:  "Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable."

Legal Matters

Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the newly issued Common Stock being offered by this Prospectus will be passed upon for us by Troutman Sanders LLP, our General Counsel.  As of December 31, 2010, Lawrence David Swift, of Troutman Sanders LLP, beneficially owned (through a rollover individual retirement account) less than 0.01% of our outstanding Common Stock and has owned it since the year 2000.  Additional legal matters may be passed on for us, the Selling Stockholders or any underwriters, dealers or agents, by counsel we will name in the applicable Prospectus Supplement.

Experts

The financial statements contained in our Annual Report respecting our 2010 fiscal year incorporated in this Prospectus by reference have been audited by Rehmann Robson, our principal independent registered public accounting firm, as indicated in their report with respect thereto, and their report is incorporated by reference and included in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

[Back Cover or Inside Back Cover]

Corporate Directory and Stockholder Information

Board Of Directors	Stock Market Information			Transfer Agent and Registrar
Robert G. Brown Chairman William H. Bartels Vice Chairman
Our common stock is traded on the Nasdaq Capital Market under the symbol SGRP.  The following table sets forth the reported high and low closing sales prices of our common stock for the quarters indicated.
Computershare Trust Co., N.A. 250 Royall Street Canton, MA 02021 (800) 962-4284 www.computershare.com
	2009-2010	High	Low
Jack W. Partridge Director Jerry B. Gilbert Director Lorrence T. Kellar Director C. Manly Molpus Director	First Quarter 2009 Second Quarter 2009 Third Quarter 2009 Fourth Quarter 2009 First Quarter 2010 Second Quarter 2010 Third Quarter 2010 Fourth Quarter 2010	$0.75 $0.70 $0.95 $1.10 $1.10 $1.00 $1.09 $1.10	$0.45 $0.36 $0.36 $0.65 $0.76 $0.45 $0.42 $0.80	Corporate Offices SPAR Group, Inc. 560 White Plains Road Suite 210 Tarrytown, NY 10591 (914) 332-4100 www.sparinc.com

Gary S. Raymond
Director

Corporate Officers

Gary S. Raymond
Chief Executive Officer
and President

Robert G. Brown
Chairman of the Board

William H. Bartels
Vice Chairman

James R. Segreto
Chief Financial Officer, Secretary and Treasurer

Kori G. Belzer
Chief Operating Officer

Patricia Franco
Chief Information Officer and President of the SPAR International Merchandising Services Division

We have not paid cash dividends, and our present policy is to retain any earnings for use in our business.  We do not intend to change such policy in the foreseeable future.

On March 11, 2011, 19,923,292 shares of our Common Stock were issued and outstanding and held of record by 184 stockholders and beneficially by approximately 1000 stockholders. On that date, there also were 21,101,161 shares of our Common Stock beneficially owned in the aggregate, which beneficial ownership included such issued and outstanding shares and all shares beneficially owned under currently exercisable warrants and vested options.
Of those beneficially owned shares, approximately 62.4% were beneficially held by our two co-founders, Mr. Brown and Mr. Bartels (who are also executive officers and directors of ours), and approximately 26.1% of those shares were beneficially held by our non-affiliates.
On March 11, 2011, options to purchase 2,681,639 shares of our Common Stock were outstanding under our various plans.

This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those contained in such statements.

Independent Auditors

Rehmann Robson, P.C.
5750 New King Street
Suite 200
Troy, MI 48098
(248) 952-5000
www.rehmann.com

General Counsel

Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, NY  10174-0700
(212) 704-6000
www.troutmansanders.com

You should rely only on the information contained or expressly incorporated by reference in this Prospectus, including each applicable Prospectus Supplement and each expressly incorporated SEC Report.
No one is authorized to provide you with any information that is different from or inconsistent with the information in this Prospectus (including each applicable Prospectus Supplement and each expressly incorporated SEC Report).  If they do, you should not rely on it.

You cannot assume that any information in this Prospectus would be accurate for other than the specified dates and periods, since the corresponding information for later dates and periods may be materially different.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (all of which are estimated) to be borne by us in connection with a distribution of securities registered under this Registration Statement.  However, all commissions, discounts, concessions or other compensation to be paid to or received by any underwriter, dealer or agent engaged in respect of the securities registered under this Registration Statement will be paid by us and the Selling Stockholders in proportion to the number of their shares involved, and each Selling Stockholder will pay for any counsel or other professional representation separately engaged by him.

SEC registration fee	$669.60
Printing fees and expenses	*
Accounting fees and expenses	*
Rating agency fees	0
Legal fees and expenses	*
Transfer Agent and Registrar, Trustee and Depositary fees and expenses	*
Miscellaneous	*
Total	$ *

*
Estimated expenses are not presently known.  The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement.  An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable Prospectus Supplement.

Item 15.  Indemnification of Directors and Officers.

The Registrant's Certificate of Incorporation, as amended, eliminates the liability of all directors to the Corporation and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the maximum extent such liability can be eliminated or limited under the Delaware General Corporation Law, as amended (the "DGCL"), which applies to the Registrant as a Delaware corporation.  The DGCL permits a certificate of incorporation to include a provision eliminating such personal liability of its directors, and such elimination is effective under the DGCL, except that such liability currently may not be eliminated or limited under the DGCL (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant's Amended and Restated By-Laws (as hereinafter defined) provide that the Registrant must indemnify each of its current and former directors, executive officers and other designated persons (including those serving its affiliates in such capacities at the Registrant's request), and may in the Board's discretion indemnify the other current and former officers, employees and other agents of the Registrant and its subsidiaries, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to the fullest extent permitted by Delaware law (see below).  The Amended and Restated By-Laws also provide that the Registrant must advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, subject to such person's agreement to the extent required by the DGCL under the circumstances to reimburse the Registrant if such person is not entitled to indemnification.  The Amended and Restated By-Laws and these mandatory indemnification provisions were approved and recommended by the Governance Committee and adopted by the Board of Directors of the Registrant in order to conform to the current practices of most public companies and to attract and maintain quality candidates for its directors and management, and are included in the Amended and Restated By-Laws of SPAR Group, Inc., Dated as of May 18, 2004, as amended (the "Amended and Restated By-Laws").  A current copy of the Amended and Restated By-Laws is posted and available to stockholders and the public on the Registrant's web site (www.SPARinc.com).

Section 145 of the DGCL provides that the Registrant (as a Delaware corporation) has the power to indemnify under various circumstances anyone who is or was serving as a director, officer, employee or agent of the Registrant or (at its request) another corporation, partnership, joint venture, trust or other enterprise, which includes indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), but only if (i) such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, (ii) in the case of any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful, and (iii) in the case of any suit by or in the right of the Registrant in which the person is adjudged to be liable to the Registrant, the applicable court determines such person is nevertheless fairly and reasonably entitled to such indemnification under the circumstances.  Section 145 of the DGCL also permits the Registrant to pay or advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, and requires that the Registrant indemnify such person for such unpaid expenses upon a successful defense of such action, suit or proceeding.

The Registrant maintains director and officer liability insurance that (subject to deductibles, maximums and exceptions) covers most liabilities arising out of the acts or omissions of any officer, director, employee or other covered person, both for the benefit of the Registrant and the direct benefit of its directors and officers, regardless of whether the Amended and Restated By-Laws or DGCL Section 145 would permit indemnification of the matters covered by such insurance.  The Amended and Restated By-Laws and DGCL Section 145 expressly permit the Registrant to secure such insurance and expressly provide that their respective indemnification provisions are not exclusive of any other rights to which the indemnified party may be entitled, including such insurance.

At present, there is no pending action, suit or proceeding involving any director, officer, employee or agent of the Registrant in which indemnification will be required or permitted.  The Registrant is not aware of any overtly threatened action, suit or proceeding that may result in a claim for such indemnification.

Item 16.     Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement (to be filed as an exhibit to a pre-effective amendment hereto or other permitted filing).
3.1
Certificate of Incorporation of SPAR Group, Inc. (referred to therein under its former name of PIA Merchandising Services, Inc.), as amended ("SGRP"), incorporated by reference to SGRP's Registration Statement on Form S-1 (Registration No. 33-80429), as filed with the Securities and Exchange Commission ("SEC") on December 14, 1995 (the "Form S-1"), and the Certificate of Amendment filed with the Secretary of State of the State of Delaware on July 8, 1999 (which, among other things, changes SGRP's name to SPAR Group, Inc.), incorporated by reference to Exhibit 3.1 to SGRP's Quarterly Report on Form 10-Q for the 3rd Quarter ended September 30, 1999.

3.2
Amended and Restated By-Laws of SPAR Group, Inc., adopted on May 18, 2004, as amended through August 5, 2010 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on August 10,2010).

3.3
Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., adopted on May 18, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 27, 2004).

3.4
Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., adopted on May 18, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 27, 2004).

3.5
Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., adopted on May 18, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 27, 2004).

3.6
SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors, adopted on May 18, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 27, 2004).

3.7
SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations, adopted on May 18, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 27, 2004).

3.8
Certificate of Designation of Series "A" Preferred Stock of SPAR Group, Inc., As of March 28, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 31, 2008).

4.1
Registration Rights Agreement entered into as of January 21, 1992, by and between RVM Holding Corporation, RVM/PIA, a California Limited Partnership, The Riordan Foundation and Creditanstalt-Bankverine (incorporated by reference to the Form S-1).

4.2
Amended and Restated Series A Preferred Stock Subscription Agreement by and among SGRP, Robert G. Brown, William H. Bartels and SPAR Management Services, Inc., a Nevada corporation ("SMSI"), dated September 30, 2008, and effective as of March 31, 2008 (incorporated by reference to SGRP's Current Report on Form 8-K dated October 6, 2008, as filed with the SEC on October 10, 2008).

4.3
Series A Preferred Stock Subscription Agreement by and among SGRP, SP/R Inc. Defined Benefit Pension Plan, acting through Robert G. Brown, its Trustee, WHB Services, Inc. Defined Benefit Trust, acting through William H. Bartels, its Trustee, and WHB Services, Inc. Investment Savings Trust, acting through William H. Bartels, its Trustee, affiliates of Mr. Robert G. Brown and Mr. William H. Bartels, dated September 30, 2008, and effective as of September 24, 2008 (incorporated by reference to SGRP's Current Report on Form 8-K dated October 6, 2008, as filed with the SEC on October 10, 2008).

4.4
SGRP's Offer to Exchange Certain Outstanding Stock Options for New Stock Options dated August 24, 2009, incorporated by reference to Exhibits 99(a)(1)(A) through (G) of SGRP's Schedule TO dated August 24, 2009, as filed with the SEC on August 25, 2009 ("SGRP's SC TO-I").

4.5	Form of SGRP's Common Stock Certificate (as filed herewith).
4.6	Form of SGRP's Preferred Stock Certificate (as filed herewith).
5.1	Opinion of Troutman Sanders LLP (to be filed as an exhibit to a pre-effective amendment hereto or other permitted filing).
10.1
SPAR Group, Inc. 2008 Stock Compensation Plan, effective as of May 29, 2008, and as amended through May 28, 2009 (the "SGRP 2008 Plan"), incorporated by reference to SGRP's Current Report on Form 8-K dated June 4, 2009, as filed with the SEC on June 4, 2009.

10.2	Summary Description and Prospectus dated August 24, 2009, respecting the SPAR Group, Inc. 2008 Stock Compensation Plan, as amended, incorporated by reference to Exhibit 99(a)(1)(G) to SGRP's SC TO-I.
10.3
Form of Nonqualified Stock Option Contract for new awards under the SGRP 2008 Plan, incorporated by reference to SGRP's first and final amendment to its SC TO-I on Schedule TO I/A dated October 20, 2009, as filed with the SEC on October 22, 2009.

10.4
2000 Stock Option Plan, as amended through May 16, 2006 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as filed with the SEC on November 14, 2006).

10.5	2001 Employee Stock Purchase Plan (incorporated by reference to SGRP's Proxy Statement for SGRP's annual stockholders meeting held on August 2, 2001, as filed with the SEC on July 12, 2001).
10.6	2001 Consultant Stock Purchase Plan (incorporated by reference to SGRP's Proxy Statement for SGRP's Annual meeting held on August 2, 2001, as filed with the SEC on July 12, 2001).
10.7
Amended and Restated Change in Control Severance Agreement between William H. Bartels and SGRP, dated as of December 22, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.8
Amended and Restated Change in Control Severance Agreement between Gary S. Raymond and SGRP, dated as of December 30, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.9
Amended and Restated Change in Control Severance Agreement between Kori G. Belzer and SGRP, dated as of December 31, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.10
Amended and Restated Change in Control Severance Agreement between Patricia Franco and SGRP, dated as of December 31, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.11
Amended and Restated Change in Control Severance Agreement between James R. Segreto and SGRP, dated as of December 20, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.12
Amended and Restated Field Service Agreement dated and effective as of January 1, 2004, by and between SPAR Marketing Services, Inc., and SPAR Marketing Force, Inc. (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the SEC on May 21, 2004).

10.13
First Amendment to Amended and Restated Field Service Agreement between SPAR Marketing Services, Inc., a Nevada corporation ("SMS"), and SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), dated September 30, 2008, and effective as of September 24, 2008 (the "First Amendment") (incorporated by reference to SGRP's Current Report on Form 8-K dated October 6, 2008, as filed with the SEC on October 10, 2008).

10.14
Amended and Restated Field Management Agreement dated and effective as of January 1, 2004, by and between SPAR Management Services, Inc., and SPAR Marketing Force, Inc. (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the SEC on May 21, 2004).

10.15
Amended and Restated Programming and Support Agreement by and between SPAR Marketing Force, Inc. and SPAR Infotech, Inc., dated and effective as of September 15, 2007 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on November 14, 2007).

10.16
Trademark License Agreement dated as of July 8, 1999, by and between SPAR Marketing Services, Inc., and SPAR Trademarks, Inc. (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC on March 31, 2002).

10.17
Trademark License Agreement dated as of July 8, 1999, by and between SPAR Infotech, Inc., and SPAR Trademarks, Inc. (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC on March 31, 2002).

10.18
Master Lease Agreement by and between SPAR Marketing Services, Inc. and SPAR Marketing Force, Inc. dated as of November 2004 relating to lease of handheld computer equipment (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on April 12, 2005).

10.19
Amended and Restated Equipment Leasing Schedule 001 to Master Lease Agreement by and between SPAR Marketing Services, Inc., and SPAR Marketing Force, Inc., dated as of November 1, 2004, relating to lease of handheld computer equipment (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on May 18, 2005).

10.20
Amended and Restated Equipment Leasing Schedule 002 to Master Lease Agreement by and between SPAR Marketing Services, Inc., and SPAR Marketing Force, Inc., dated as of January 4, 2005, relating to lease of handheld computer equipment (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on May 18, 2005).

10.21
Amended and Restated Equipment Leasing Schedule 003 to Master Lease Agreement by and between SPAR Marketing Services, Inc., and SPAR Marketing Force, Inc., dated as of March 11, 2005, relating to lease of handheld computer equipment (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on May 18, 2005).

10.22
Equipment Leasing Schedule 004 to Master Lease Agreement by and between SPAR Marketing Services, Inc., and SPAR Marketing Force, Inc., dated as of March 24, 2005, relating to lease of handheld computer equipment (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on May 18, 2005).

10.23
Master Lease Agreement by and between SPAR Marketing Services, Inc. and SPAR Canada Company dated as of January 2005 relating to lease of handheld computer equipment (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on April 12, 2005).

10.24
Amended and Restated Equipment Leasing Schedule 001 to Master Lease Agreement by and between SPAR Marketing Services, Inc., and SPAR Canada Company dated as of January 4, 2005, relating to lease of handheld computer equipment (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on May 18, 2005).

10.25
Bill of Sale and Lease Termination Under Certain Schedules to Master Equipment Leases by and among SMF, SPAR Canada Company, a Nova Scotia corporation, and SMS dated September 30, 2008, and effective as of September 24, 2008 (the "Bill of Sale") (incorporated by reference to SGRP's Current Report on Form 8-K dated October 6, 2008, as filed with the SEC on October 10, 2008).

10.26
Master Lease Agreement by and between SPAR Marketing Services, Inc. ("SMS"), and SGRP's subsidiary, SPAR Marketing Force, Inc. ("SMF"), dated as of July 1, 2008, relating to leases of handheld computer equipment (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC on May 15, 2009).

10.27
Equipment Leasing Schedule No. 001 to Master Lease Agreement by and between SMS and SMF dated as of July 1, 2008 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC on May 15, 2009).

10.28
Equipment Leasing Schedule No. 002 to Master Lease Agreement by and between SMS and SMF dated as of September 1, 2008 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC on May 15, 2009).

10.29
Joint Venture Agreement dated as of March 26, 2004, by and between Solutions Integrated Marketing Services Ltd. and SPAR Group International, Inc., respecting the Corporation's subsidiary in India (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on April 12, 2005).

10.30
Joint Venture Agreement dated as of May 1, 2001, by and between Paltac Corporation and SGRP, respecting the Corporation's subsidiary in Japan (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on April 12, 2005).

10.31
Agreement on Amendment dated as of August 1, 2004, by and between SGRP and SPAR FM Japan, Inc., respecting the Corporation's subsidiary in Japan (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on April 12, 2005).

10.32
Joint Venture Agreement dated as of January 26, 2005, by and between Best Mark Investments Holdings Ltd. and SPAR International Ltd., respecting the Corporation's subsidiary in China (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on April 12, 2005).

10.33
Joint Venture Agreement dated as of March 29, 2006 by and between FACE AND COSMETIC TRADING SERVICES PTY LIMITED and SPAR International, Ltd., respecting the Corporation's subsidiary in Australia (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on April 2, 2007).

10.34
Stock Purchase and Sale Agreement by and among Performance Holdings, Inc. and SPAR Incentive Marketing, Inc., effective as of June 30, 2002 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, as filed with the SEC on August 14, 2002).

10.35
Revolving Credit, Guaranty and Security Agreement by and among Performance Holdings, Inc. and SPAR Incentive Marketing, Inc., effective as of June 30, 2002 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, as filed with the SEC on August 14, 2002).

10.36
Term Loan, Guaranty and Security Agreement by and among Performance Holdings, Inc. and SPAR Incentive Marketing, Inc., effective as of June 30, 2002 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, as filed with the SEC on August 14, 2002).

10.37
Promissory Note in the principal amount of $764,271.00 by STIMULYS, Inc., in favor of SPAR Incentive Marketing, Inc., dated as of September 10, 2004 (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on April 12, 2005).

10.38
Payoff and Release Letter by and between STIMULYS, Inc., and SPAR Incentive Marketing, Inc., dated as of September 10, 2004 (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on April 12, 2005).

10.39
Sales Proceeds Agreement by and between STIMULYS, Inc. and SPAR Incentive Marketing, Inc., dated as of September 10, 2004 (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on April 12, 2005).

10.40
Third Amended and Restated Revolving Credit and Security Agreement dated as of January 24, 2003 (as amended, the "Webster Credit Agreement"), by and among Webster Business Credit Corporation, formerly known as Whitehall Business Credit Corporation ("Webster") with SGRP, SPAR Marketing Force, Inc., SPAR, Inc., SPAR/Burgoyne Retail Services, Inc., SPAR Incentive Marketing, Inc., SPAR Trademarks, Inc., SPAR Marketing, Inc. (DE), SPAR Marketing, Inc. (NV), SPAR Acquisition, Inc., SPAR Group International, Inc., SPAR Technology Group, Inc., SPAR/PIA Retail Services, Inc., Retail Resources, Inc., Pivotal Field Services Inc., PIA Merchandising Co., Inc., Pacific Indoor Display Co. and Pivotal Sales Company (as such borrower list may be amended from time to time, collectively, the "SPAR Borrowers"), (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC on March 31, 2003).

10.41
Consent, Joinder, Release and Amendment Agreement (Amendment No. 1) to the Webster Credit Agreement among the SPAR Webster Borrowers and Webster dated as of October 31, 2003 (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC on March 30, 2004).

10.42
Waiver and Amendment Letter (Amendment No. 2) to the Webster Credit Agreement among the SPAR Webster Borrowers and Webster dated as of January 1, 2004 (incorporated by reference to SGRP's Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, as filed with the SEC on June 28, 2004).

10.43
Waiver And Amendment No. 3 To Third Amended And Restated Revolving Credit And Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of March 26, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 26, 2004).

10.44
Waiver And Amendment No. 4 To Third Amended And Restated Revolving Credit And Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of May 17, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 26, 2004).

10.45
Waiver and Amendment No. 5 to Third Amended and Restated Revolving Credit and Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of August 20, 2004 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on August 23, 2004).

10.46
Waiver and Amendment No. 6 to Third Amended and Restated Revolving Credit and Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of November 15, 2004 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as filed with the SEC on November 17, 2004).

10.47
Waiver to the Third Amended and Restated Revolving Credit and Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of March 31, 2005 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on May 18, 2005).

10.48
Waiver to the Third Amended and Restated Revolving Credit and Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of May 11, 2005, with respect to the fiscal quarter ended March 31, 2005 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on May 18, 2005).

10.49
Waiver to the Third Amended and Restated Revolving Credit and Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of August 10, 2005, with respect to the fiscal quarter ended June 30, 2005 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed with the SEC on August 15, 2005).

10.50
Waiver to the Third Amended and Restated Revolving Credit and Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of November 10, 2005, with respect to the fiscal quarter ended September 30, 2005 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as filed with the SEC on November 14, 2005).

10.51
Amendment No. 7 to the Third Amended and Restated Revolving Credit and Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of January 18, 2006 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on January 26, 2006).

10.52
Waiver And Amendment No. 8 To Third Amended And Restated Revolving Credit And Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of March 28, 2007, with respect to the fiscal year ended December 31, 2006 (incorporated by reference to SGRP's Annual Report on Form 10-K for year ended December 31, 2006, as filed with the SEC on April 2, 2007).

10.53
Waiver And Amendment No. 9 To Third Amended And Restated Revolving Credit And Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of May 18, 2007, with respect to the fiscal year ended December 31, 2006 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed with the SEC on May 21, 2007).

10.54
Limited Guaranty of Robert G. Brown respecting certain obligations of the SPAR Webster Borrowers under the Webster Credit Agreement in favor of Webster dated as of May 18, 2007 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed with the SEC on May 21, 2007).

10.55
Limited Guaranty of William H. Bartels respecting certain obligations of the SPAR Webster Borrowers under the Webster Credit Agreement in favor of Webster dated as of May 18, 2007 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed with the SEC on May 21, 2007).

10.56
Waiver And Amendment No. 10 To Third Amended And Restated Revolving Credit And Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of August 1, 2007, with respect to the fiscal quarter ended June 30, 2007 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC on August 20, 2007).

10.57
Waiver And Amendment No. 11 To Third Amended And Restated Revolving Credit And Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of November 16, 2007, with respect to the fiscal year ended December 31, 2006 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed with the SEC on November 19, 2007).

10.58
Waiver And Amendment No. 12 To Third Amended And Restated Revolving Credit And Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of February 12, 2008, with respect to the fiscal year ended December 31, 2007 (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 31, 2008).

10.59
Waiver And Amendment No. 13 To Third Amended And Restated Revolving Credit And Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of August 14, 2008, with respect to the fiscal quarter ended June 30, 2008 (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC on August 14, 2008).

10.60
Amendment No. 14 To Third Amended And Restated Revolving Credit And Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of January 23, 2009 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.61
Amendment No. 15 To Third Amended And Restated Revolving Credit And Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of March15, 2009 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.62
Amendment No. 16 To Third Amended And Restated Revolving Credit And Security Agreement (i.e., to the Webster Credit Agreement) among the SPAR Webster Borrowers and Webster dated as of March 15, 2010 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 15, 2010).

10.63
Revolving Loan and Security Agreement dated as of July 6, 2010 (the "Sterling Loan Agreement"), by and among SGRP, and certain of its direct and indirect subsidiaries, namely SPAR Incentive Marketing, Inc., PIA Merchandising Co., Inc., Pivotal Sales Company, National Assembly Services, Inc., SPAR/Burgoyne Retail Services, Inc., SPAR Group International, Inc., SPAR Acquisition, Inc., SPAR Trademarks, Inc., SPAR Marketing Force, Inc. and SPAR, Inc. (each a "Subsidiary Borrower", and together with SGRP, collectively, the "SPAR Sterling Borrowers"), and Sterling National Bank, as Agent (the "Sterling Agent"), and Sterling National Bank and Cornerstone Bank, as lenders (collectively, the "Sterling Lenders") (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on July 12, 2010).

10.64
Secured Revolving Loan Note in the original maximum principal amount of $5,000,000.00 issued by the SPAR Sterling Borrowers to Sterling National Bank pursuant to (and governed by) the Sterling Loan Agreement and dated as of July 6, 2010 .(incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on July 12, 2010).

10.65
Secured Revolving Loan Note in the original maximum principal amount of $1,500,000.00 issued by the SPAR Sterling Borrowers to Cornerstone Bank pursuant to (and governed by) the Sterling Loan Agreement and dated as of July 6, 2010 .(incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on July 12, 2010).

10.66
Limited Continuing Guaranty of the obligations of the SPAR Sterling Borrowers under the Sterling Loan Agreement from Robert G. Brown and William H. Bartels in favor of the Sterling Lenders dated as of July 6, 2010 .(incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on July 12, 2010).

10.67
Confirmation of Credit Facilities Letter by Royal Bank of Canada in favor of SPAR Canada Company dated as of October 17, 2006 (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on April 2, 2007).

10.68
General Security Agreement by SPAR Canada Company in favor of Royal Bank of Canada dated as of October 20, 2006 (incorporated by reference to SGRP's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on April 2, 2007).

10.69
Waiver Letter and Amendment by and between Royal Bank of Canada Company, dated as of March 31, 2008 (incorporated by reference to SGRP's Annual Report on Form 10-K, as filed with the SEC on March 31, 2008).

10.70
Debtor Finance Agreement dated as of May 24, 2006, by and among Bendingo Bank Limited ACN and SPARFACTS Pty Ltd. together with Bendingo Bank Limited ACN Standard Terms and Conditions (incorporated by reference to SGRP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the SEC on May 15, 2008).

14.1
Code of Ethical Conduct for the Directors, Senior Executives and Employees, of SPAR Group, Inc., dated May 1, 2004 (incorporated by reference to SGRP's Current Report on Form 8-K, as filed with the SEC on May 5, 2004).

14.2
Statement of Policy Regarding Personal Securities Transaction in Company Stock and Non-Public Information, as amended and restated on May 1, 2004, and as further amended through March 10, 2011 (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 15, 2011).

21.1	List of Subsidiaries (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 15, 2011).
23.1	Consent of Rehmann Robson (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 15, 2011).
23.3	Consent of Nagesh Behl & Co. (incorporated by reference to SGRP's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 15, 2011).
24.1	Powers of Attorney (included with the signatures in Part II of this Registration Statement)

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.

As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

8.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

9.	That, for purposes of determining any liability under the Securities Act of 1933:

(a)
The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b)
Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
THE REGISTRANT'S SIGNATURES:

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on this 17th day of March, 2011.

SPAR Group, Inc.

By:	/s/ James R. Segreto
James R. Segreto, Chief Financial Officer, Treasurer and Secretary (principal financial officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary S. Raymond, Robert G. Brown, William H. Bartels and James R. Segreto as his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date Signed

/s/ Gary S. Raymond Gary S. Raymond	Director, Chief Executive Officer and President (principal executive officer)	March 17, 2011

/s/ James R. Segreto James R. Segreto	Chief Financial Officer, Treasurer and Secretary (principal financial officer)	March 17, 2011

/s/ Robert G. Brown Robert G. Brown	Director and Chairman (executive officer)	March 17, 2011

/s/ William H. Bartels William H. Bartels	Director and Vice Chairman (executive officer)	March 17, 2011

/s/ Jack W. Partridge Jack W. Partridge	Director and Chairman of the Compensation Committee	March 17, 2011

/s/ Jerry B. Gilbert Jerry B. Gilbert	Director	March 17, 2011

/s/ Lorrence T. Kellar Lorrence T. Kellar	Director and Chairman of the Audit Committee	March 17, 2011

/s/ C. Manly Molpus C. Manly Molpus	Director and Chairman of the Governance Committee	March 17, 2011